Exhibit 99.3

2009
Fourth Quarter/Full Year
Earnings Supplement

The enclosed summary should be read in conjunction with the text and statistical tables included in American Express Company’s (the “Company” or “AXP”) Fourth Quarter/Full Year 2009 Earnings Release.

This presentation contains certain forward-looking statements that are subject to risks and uncertainties and speak only as of the date on which they are made.  Important factors that could cause actual results to differ materially from these forward-looking statements, including the Company’s financial and other goals, are set forth on page 39 of this Supplement, pages 59-61 in the Company’s 2008 Annual Report to Shareholders and in its 2008 Annual Report on Form 10-K, and other reports, on file with the Securities and Exchange Commission.

AMERICAN EXPRESS COMPANY
FOURTH QUARTER 2009 OVERVIEW
CONSOLIDATED

FINANCIAL RESULTS

•
Fourth quarter diluted EPS from continuing operations attributable to common shareholders of $0.59 increased 127% versus $0.26 last year.  Total revenues net of interest expense were unchanged.  Return on average common equity (“ROCE”) was 13.6% and return on average tangible common equity (“ROTCE”), which excludes goodwill and intangibles, was 17.6%.*

-	4Q‘08 Income from continuing operations included:
--	$421MM ($273MM after-tax) of total reengineering costs, as discussed further on page 5; and
--
A $106MM ($66MM after-tax) charge reflecting an increase in the Company's Membership Rewards® (“MR”) balance sheet reserve, in connection with the extension of its partnership arrangements with Delta Air Lines (“Delta”).

-
The discontinued operations line in the Consolidated Financial Statements contains the results of operations, assets and liabilities related to various business sales.  During 4Q‘08, this primarily included the results from American Express International Deposit Company (“AEIDC”), which was sold to Standard Chartered PLC (“Standard Chartered”) during 3Q‘09, as discussed further on page 6.

--	4Q‘09 results included $6MM of income from discontinued operations, reflecting various minor adjustments related to prior dispositions, versus $66MM of losses last year.

-	Including discontinued operations, diluted EPS on net income attributable to common shareholders of $0.60 increased 186% versus $0.21 last year.

BUSINESS METRICS

•	Compared with the fourth quarter of 2008:

-
Worldwide billed business of $172.6B increased 8% as card spending volumes increased sequentially in the fourth quarter and we realized the benefit of an easier year-over-year comparison to 4Q‘08 which saw sharp reductions in spending volumes amidst the global economic slowdown.  A comparatively weaker U.S. dollar resulted in a 4% greater increase versus last year within the reported worldwide growth rate.

-
Worldwide total cards-in-force of 87.9MM decreased 5%, or 4.5MM, from last year, and 0.5MM from last quarter.  The decrease versus last year reflects the cancellation of a total of 3.3MM inactive cards during the first nine months of 2009, partially offset by the migration of cards from GE’s commercial card and corporate purchasing unit, Corporate Payment Services (“CPS”), to the American Express network, primarily in 1Q‘09, as discussed further on page 6.

-
Worldwide average spending per proprietary basic cards-in-force of $3,209 during the quarter increased 15% reflecting the improvement in volume levels and the effect of the inactive card cancellations referenced above.  A comparatively weaker U.S. dollar resulted in a 4% greater increase versus last year within the reported average spending growth rate.

-
Worldwide owned cardmember lending balances of $32.8B decreased 22%.  On a managed basis, including securitized loans, cardmember lending balances of $61.8B declined 14%.  These decreases reflected the lower full year 2009 cardmember spending levels, the impact of the Company’s credit-related actions, and higher payment rates.

FINANCIAL HIGHLIGHTS

•	Discount Revenue: Increased 5% reflecting the higher billed business volumes partially offset by a slight decline in the discount rate.

•
Securitization Income, Net: Decreased 5% to $190MM, primarily driven by a decrease in interest income on cardmember loans and fee revenue, partially offset by a decrease in interest expense, due to lower coupon rates paid on variable-rate investor certificates, and a $20MM gain on the fair value of the interest-only strip (“I/O Strip”) during 4Q‘09 as compared to a charge of $6MM in 4Q‘08.

__________________________

*Please refer to Appendix I of the Fourth Quarter/Full Year 2009 Earnings Release for the components of return on average equity (“ROE”), ROCE and ROTCE on a consolidated basis and Appendix II for return on average segment capital (“ROSC”) and return on average tangible segment capital (“ROTSC”) on a segment basis.

AMERICAN EXPRESS COMPANY
FOURTH QUARTER 2009 OVERVIEW
CONSOLIDATED

•
Total Interest Income:  Decreased 19%, primarily driven by a lower average owned loan balance, reduced market interest rates, the impact of various customer assistance programs and the implementation of the elements of the recently passed H.R. 627: Credit Card Accountability Responsibility and Disclosure Act of 2009  (the “CARD Act”),  required to be in place during August 2009.  These were partially offset by the benefit of certain repricing initiatives effective during the year.

•
Total Provisions for Losses: Decreased 47%, primarily driven by lower reserve requirements due to improving credit performance within both the charge card and cardmember lending portfolios, and lower loan balances.

•	Marketing and Promotion Expenses: Increased 36% versus last year, and 41%, or $209MM versus 3Q‘09, as lower credit provision expenses and better business trends helped enable higher investment levels.

•
Cardmember Rewards Expense:  Increased 8%, primarily reflecting higher overall rewards-related spending volumes and increased co-brand expenses, partially offset by the 4Q‘08 Delta-related charge to the MR balance sheet reserve.

•
Salaries and Employee Benefits Expense: Decreased 28%, primarily reflecting lower employee levels and related expenses due to the benefits of the Company’s reengineering initiatives, as well as the $363MM of 4Q‘08 severance-related reengineering costs.

-
Compared with last year, the total employee count from continuing operations of 58,300 decreased by 7,700 employees, or 12%.  Compared with last quarter, the employee count declined by 900 employees, or 2%.

•
Segment Interest Expense Allocations:  Beginning 1Q‘09, the Company changed the manner in which it assesses the performance of its reportable operating segments to exclude the impact of its excess liquidity funding levels.  Accordingly, the debt and related cash/investment balances associated with the Company’s excess liquidity funding and the related net negative interest spread are no longer included within the reportable operating segment results (primarily within U.S. Card Services, or “USCS”, and Global Commercial Services, or “GCS”) and are now being reported in the Corporate & Other segment.  The segment results for quarters prior to 1Q‘09 have not been revised for this change.

CAPITAL

•
Capital Purchase Program:  On January 9, 2009, as part of the U.S. Department of the Treasury’s (the “Treasury”) Capital Purchase Program (“CPP”), the Company issued to the Treasury $3.39B of preferred shares.  Additionally, the Company issued warrants with a 10-year term to purchase common shares for up to 15% of that amount, or 24.3MM shares, at a per share exercise price of $20.95.  In 1Q‘09, both the preferred shares and warrants were recorded in the equity section in the Company’s balance sheet at $3.16B and $232MM, respectively.  The preferred shares were scheduled to accrete to their face value over a five year period.

On June 9, 2009, the Company announced that it had received notification from the Treasury that it had met all of the requirements to repurchase the CPP preferred shares.  This included the pre-condition that the Company raise capital in the public markets, which it successfully did with its issuance of $3.0B of non-guaranteed senior debt on May 18, 2009 and the completion of a $500MM common equity offering on June 5, 2009.   As such, the Company completed the repurchase of the CPP shares on June 17, 2009.  Upon repurchase, the accretion of the preferred shares to face value was accelerated, amounting to a one-time negative EPS impact during 2Q‘09 of $212MM, or $0.18 per basic and diluted common share.

On July 29, 2009, the Company repurchased the warrants issued under the CPP Program for $340MM, which provided the Treasury with an annualized return on the Company’s CPP participation of 26%.  The warrant repurchase resulted in a reduction of cash and corresponding adjustment to Retained Earnings and Additional Paid-In Capital on the Company’s Consolidated Balance Sheet.  There was no impact to the Company’s Consolidated Net Income or EPS.

AMERICAN EXPRESS COMPANY
FOURTH QUARTER 2009 OVERVIEW
CONSOLIDATED

•	Capital Distribution to Shareholders: During 4Q‘09, approximately 26% of capital generated was distributed to shareholders through our quarterly common share dividend.

No shares have been repurchased over the last seven quarters, as share repurchases were suspended during 1Q‘08 in light of the challenging global economic environment and limitations while under the CPP.  Since the inception of repurchase programs in December 1994, 670MM shares have been acquired under cumulative Board authorizations to repurchase up to 770MM shares.  On a cumulative basis, since 1994 the Company has distributed 67% of capital generated through share repurchases and dividends.

-       Shares Outstanding:

	Millions of Shares
	4Q‘09	3Q‘09	4Q‘08
Shares outstanding – beginning of period	1,189	1,189	1,160
Repurchase of common shares	-	-	-
Employee benefit plans, compensation and other	3	-	-
Shares outstanding – end of period	1,192	1,189	1,160

•	Capital Ratios: As of December 31, 2009, the Company’s key consolidated capital ratios* were as follows:

($ in billions, except percentages)	December 31, 2009	Pro Forma for SFAS 166/167**	Current “Well Capitalized” Regulatory Benchmarks
Risk-Based Capital
Tier 1	9.8%	8.6%	6%
Total	11.9%	10.8%	10%

Tier 1 Leverage	9.7%	7.0%	5%
Tier 1 Common Equity/Risk Weighted Assets (RWA)	9.8%	8.6%	4	%***
Tangible Common Equity (TCE)/RWA	9.7%	8.4%

Tier 1 Capital	$11.5	$9.9
Tier 1 Common Equity	$11.5	$9.9
Tier 2 Capital	$2.4	$2.4
Total Average Assets†	$117.5	$141.2
RWA	$116.6	$114.8
TCE††	$11.4	$9.6

_________________________
*	These ratios represent a preliminary estimate as of the date of this Earnings Supplement and may be revised in the Company’s 2009 Form 10-K.
**	Pro forma for SFAS 166/167 assumes the recognition of reserves and other adjustments related to the securitized cardmember loans as of 12/31/09, which would result in TCE, Tier 1 Common Equity, Tier 1 Capital and RWA decreasing by $1.8B, $1.6B, $1.6B and $1.8B, respectively; and Total Average Assets increasing by $23.7B.
***	The regulatory benchmark of 4% was used within the Supervisory Capital Assessment Program, conducted earlier in 2009.
†	For the purpose of calculating the Tier 1 Leverage Ratio.
††	Based upon common shareholders’ equity of $14.4B and pro forma shareholders’ equity of $12.6B less goodwill and intangibles of $3.0B.

AMERICAN EXPRESS COMPANY
FOURTH QUARTER 2009 OVERVIEW
CONSOLIDATED

FUNDING AND LIQUIDITY

•	Funding Activities: During 4Q‘09, the Company primarily funded its business through a combination of deposit-taking activities and unsecured non-guaranteed debt issuance.

-	Deposits: The Company held the following deposits as of 4Q‘09.

($ in billions)	4Q‘09	3Q‘09	Change
U.S. Retail Deposits*	$25.6	$23.2	$2.4
Institutional & Other Deposits	0.7	0.7	-
Total	$26.3	$23.9	$2.4

The average duration and rate on outstanding U.S. retail CDs were 29 months and 2.3%, respectively.

-
Unsecured non-guaranteed debt:  The Company, through its American Express Credit Corporation (“Credco”) subsidiary, issued GBP 750MM of 5-year notes with a coupon of 5.375% on October 1, 2009. On October 5, 2009, the Company issued, through its American Express Canada Credit Corporation subsidiary, CAD $800MM of 5-year notes with a coupon of 4.853% and CAD $150MM of 2-year notes priced at 3-month CDOR (Canadian Deposit Offered Rate) plus 170bps.  In addition, the Company re-entered the Retail Note market in December 2009, with issues totaling $79MM, covering three, four and five-year maturities, and at rates between 2.45% and 3.50%.

•	Funding Sources: The Company’s primary funding sources consist of retail deposits, unsecured debt and asset-backed securities.

The Company offers brokered deposits within its American Express Centurion Bank and American Express Bank, FSB subsidiaries (together, the “Banks”).  These funds are insured up to $250,000 through the Federal Deposit Insurance Corporation (“FDIC”).  In addition, during 2Q‘09, the Company launched a direct deposit-taking program, Personal Savings from American Express.  This program makes FDIC-insured certificates of deposit (“CDs”) and high-yield savings account products available directly from American Express Bank, FSB to consumers.

On March 3, 2009, the Department of the Treasury and the Federal Reserve Board announced the launch of the Term Asset-Backed Securities Loan Facility (“TALF”), which is currently set to expire on March 31, 2010.  Securitized credit and charge card receivables are eligible collateral under the TALF, provided the securities qualify for AAA ratings from two or more major nationally recognized statistical rating organizations (“NRSROs”).

The Company currently has an objective to hold excess cash and readily marketable securities to satisfy all maturing funding obligations for a 12-month period, in addition to having access to significant additional contingent liquidity sources, in the event that access to its primary funding sources should become unavailable.  As of December 31, 2009, the Company held $26B** of excess cash and readily marketable securities versus $20B of funding maturities over the next twelve months.

-	Additional Funding Sources: The Company can also draw upon the following other funding sources:

--	Commercial Paper: The Company had continuous access to the commercial paper market throughout the quarter. At December 31, 2009, the Company had $1.0B of commercial paper outstanding.

--
Discount Window:  The Banks are insured depository institutions that have the capability of borrowing from the Federal Reserve Bank of San Francisco (i.e., access to the Federal Reserve Bank discount window), subject to the amount of qualifying collateral that they pledge. The Federal Reserve has indicated that both credit and charge card receivables are a form of qualifying collateral for secured borrowings made through the discount window or its Term Auction Facility (“TAF”) program.

_________________________
*	Includes all deposits outstanding through the Company’s brokered retail CD and sweep programs, in addition to its Personal Savings direct deposit program.
**
Excess cash includes cash and equivalents of $15.5B as well as $3.5B classified as other assets and other receivables on the balance sheet, which is held against certain forthcoming asset-backed securitization maturities in 1Q’10.

AMERICAN EXPRESS COMPANY
FOURTH QUARTER 2009 OVERVIEW
CONSOLIDATED

--
Bank Lines:  At December 31, 2009, the Company maintained committed bank lines of credit totaling $12.2B, of which $3.2B was drawn as part of the Company’s normal non-U.S. funding activities. The committed facilities have $2.0B of expirations in 2010 and $3.4B in 2011, with the remainder expiring in 2012.

•
Maturity Obligations:  The maturities of the Company’s long-term unsecured debt, debt issued in connection with asset-backed securitizations and long-term CDs for the following four quarters are as follows:

($ in billions)	Funding Maturities
Quarter Ending:	Unsecured Debt	Asset-Backed Securitizations	Certificates of Deposit	Total
March 31, 2010	$0.5	$4.5	$0.8	$5.8
June 30, 2010	2.6	1.8	-	4.4
September 30, 2010	0.9	2.4	0.2	3.5
December 31, 2010	3.4	1.5	1.6	6.5
	$7.4	$10.2	$2.6	$20.2

OTHER ITEMS OF NOTE

•
Revolution Money:  On November 18, 2009, the Company agreed to acquire Revolution Money (“Revolution”), a Revolution LLC company.  Revolution provides a secure person-to-person payments service through an internet based platform.   Its online person-to-person payment accounts are FDIC insured and suited for social and instant messaging networks. Additionally, Revolution offers the RevolutionCard, a general-use PIN-based card with enhanced security; no name or account number appears on the card and transactions are processed using PIN numbers.  The Company believes that Revolution’s assets and expertise both complement its existing payments and processing capabilities, but also provides it with innovative technology and expertise which can help extend its leadership beyond the traditional payments arena.

The transaction closed on January 15, 2010 upon receipt of regulatory approval for a cash purchase price of approximately $300MM.

•
Reengineering Initiatives:  On October 30, 2008, the Company announced various reengineering initiatives which were expected to produce cost benefits of approximately $1.8B in 2009 versus the previously anticipated spending levels. These initiatives included: reducing staffing levels and compensation expenses (expected benefit of $700MM in 2009), reducing certain operating costs (expected benefit of $125MM in 2009) and scaling back investment spending (expected benefit of $1B in 2009).  The Company began the execution and implementation of these initiatives in 4Q‘08, and as such, recorded a 4Q‘08 restructuring charge of $404MM ($262MM after-tax) in continuing operations, primarily associated with severance and other costs related to the elimination of approximately 7,000 positions, in addition to $17MM ($11MM after-tax) of other net reengineering costs.

On May 18, 2009, the Company announced another phase of reengineering initiatives which were expected to produce incremental cost benefits of approximately $0.8B in 2009.  These initiatives included: reducing staffing levels and compensation expenses (expected benefit of $175MM in 2009), scaling back investment spending on marketing and business development (expected benefit of $500MM in 2009) and cutting certain professional services, travel and general overhead expenses (expected benefit of $125MM in 2009).  The Company began to implement these initiatives in 2Q‘09, and as such, recorded a 2Q‘09 net reengineering charge of $182MM ($118MM after-tax) in continuing operations, primarily associated with severance and other costs related to the elimination of approximately 4,000 positions.  Cumulatively through these reengineering initiatives, the Company expected to eliminate approximately 11,000 positions, which accounted for approximately 17% of its global workforce as of September 30, 2008.

As the Company has previously indicated, beginning in 3Q‘09, benefits related to better than initially forecasted credit and business trends for 2009 have been utilized to increase spending on marketing and other business-building initiatives during the second half of the year.  This reduced the initially expected 2009 reengineering benefits discussed above related to investment spending and position eliminations, although the employee count has declined 8,200, or 12%, since 9/30/08 primarily due to the above initiatives.

As such, 4Q‘09 income from continuing operations reflects $1MM ($1MM after-tax) of net reengineering costs consisting of $26MM ($17MM after-tax) of reengineering benefits, related to the reversal of previously established reserves for the reduced position eliminations discussed above, which was offset by $27MM ($18MM after-tax) of costs during the quarter related to new reengineering initiatives.

AMERICAN EXPRESS COMPANY
FOURTH QUARTER 2009 OVERVIEW
CONSOLIDATED

•
Visa and MasterCard Litigation Settlements:  In November of 2004, the Company filed suit against Visa Inc., Visa USA and Visa International (collectively “Visa”), MasterCard Inc. (“MasterCard”) and certain of their member banks to seek monetary damages for the lost business opportunity that resulted from the illegal conspiracy to boycott American Express from partnering with U.S. credit card issuing banks.  The Company reached agreements with Visa on November 7, 2007 and with MasterCard on June 25, 2008.  All defendants were removed and the case was dismissed.

Under the terms of the settlement agreements, the Company will receive aggregate maximum payments of up to $2.25B from Visa and $1.8B from MasterCard.  The settlement with Visa is comprised of an initial payment of $1.13B ($700MM after-tax) that was recorded in 4Q‘07 and received in March 2008, and quarterly payments of up to $70MM ($43MM after-tax) for four years from 1Q‘08 through 4Q‘11. The settlement with MasterCard is comprised of quarterly payments of up to $150MM ($93MM after-tax) for three years from 3Q‘08 through 2Q‘11.  The Company recognized $70MM from Visa for each of the past eight quarters and $150MM from MasterCard for each of the past six quarters pursuant to these agreements.

The installment payments from both parties are subject to the Company achieving certain quarterly performance criteria in the Global Network Services (“GNS”) business within the U.S., which the Company believes it is positioned to meet.  Payments earned through December 2009 have been recorded as a reduction to the “other, net” expense line within the Corporate & Other segment.

•
Acquisition of CPS: On March 28, 2008, the Company completed its purchase of CPS for $1.1B in cash and the repayment of $1.2B in CPS debt.  The purchase included card relationships with GE, as well as more than 300 large corporate clients, which cumulatively generated over $14B in global purchase volume in 2007.  As of March 31, 2009, the GE commercial card relationships that have agreed to become GCS clients have migrated to the AXP network.  Therefore, the cards issued and spending related to these relationships are now recorded as “cards-in-force” and “billed business”, and the associated receivables are reflected in the “cardmember receivables” line.  In addition, where applicable, CPS revenues and expenses that were previously reported in “other revenues” and “other, net expense” are now reported in the relevant revenue and expense line items.

•
AEB and AEIDC:  On September 18, 2007, the Company announced that it entered into an agreement to sell American Express Bank, Ltd. (“AEB”) its international banking subsidiary, and AEIDC, a subsidiary that issues investment certificates to AEB’s customers, to Standard Chartered.  On February 29, 2008, Standard Chartered completed its purchase of the AEB portion of this transaction.  In 2Q‘08, the Company and Standard Chartered agreed on the final purchase price of $796MM, equaling the final net asset value of the businesses that were sold plus $300MM.  In 3Q’09, the AEIDC portion of the transaction was completed for total consideration of $1MM.  Therefore, for all periods presented, the AEB and AEIDC results, assets and liabilities are reported within Discontinued Operations on the Company’s Financial Statements.

EXPANDED PRODUCTS AND SERVICES

•	During the quarter, American Express continued to invest in growth opportunities through expanded products and services.

In our proprietary issuing and network businesses we:

-
Launched a beta version of ZYNCSM from American Express, a new charge card designed for and with people in their 20’s. ZYNC includes the key features and benefits of traditional cards, such as Membership Rewards®, purchase protection and customer service, but also allows Cardmembers to customize their cards with “Packs”, or additional benefits and services that customers choose based on their specific lifestyle and interests.

-
With American Express OPEN®, launched several programs to support small business owners.  These included the:  (a) Partnership with Lowe’s Companies, Inc., the world’s second-largest home improvement retailer to issue a co-branded rewards card; (b) the launch of OPEN for Government Contracts: Victory in ProcurementSM for Small Business, a multi-partner program which will help small business owners access as much as $1B of procurement opportunities provided by government contracts; and (c) the launch of AcceptPaySM, an online invoicing and payment solution designed to help business owners get paid faster and improve their cash flows.

-	Continued to expand our merchant network, including the recent re-signing of The H&M Group, the global clothing and cosmetics store with approximately 2,000 stores in 35 markets.

-
Announced the launch of American Express Business Insights, an internal analytics and consulting organization which through the utilization of aggregate trend analysis based on spending patterns through the Company’s global network, enables business customers to develop better-informed strategies and further growth.

AMERICAN EXPRESS COMPANY
FOURTH QUARTER 2009 OVERVIEW
CONSOLIDATED

-
Launched Money Manager, a free online personal finance service that helps American Express Charge Cardmembers manage their finances and rewards accounts in an easy-to-access and secure location on AmericanExpress.com.  Money Manager includes tools such as a budget-tracker, spending reports, financial calendar, rewards tracker and personal net worth calculator, designed to provide cardmembers with more control over their personal finances.

-
Expanded our Hotel Folio program to include a partnership with The Ritz-Carlton Hotel Company, L.L.C.  This partnership allows American Express corporate card customers to access free reports that analyze, itemize and ultimately better track lodging expenditures (the second largest area of corporate travel & entertainment spending) at 40 Ritz-Carlton properties across North America.

-
Through American Express Business Travel, announced the cXo planning dashboard, an executive planning and budgeting tool which provides customized insights that will support revenue generating activities and enable strategic decisions focused on travel & entertainment cost reductions.

-
Received recognition for our industry leadership and excellence in being named the “World’s Leading Business Travel Agency” by the World Travel Awards. In addition, in 2009, American Express Business Travel was awarded “Best Corporate Travel Agency” for the second consecutive year by TTG Asia Travel Awards, and the number one on Travel Weekly’s annual “Power List” which ranks the nation’s top travel companies based on volume of annual sales.

-
Announced the winner of the “Shine a Light” program, Sacred Wind Communications, a New Mexico based telecommunications company. This program spotlighted small business owners and the role they play in driving economic recovery, and the winner was chosen through public voting based on qualities of innovation, community spirit and customer service.

In the GNS business we:

-
Announced a card-issuing partnership in the U.S. with Pentagon Federal Credit Union (“PenFed”) and the launch of The PenFed Premium Travel Rewards American Express® Card. PenFed is one of the leading credit unions in the U.S.

-
With the Industrial and Commercial Bank of China (“ICBC”) and Union Mobile Pay, officially launched the ICBC Mobile Payment American Express® Card, China's first dual-currency credit card with mobile account payment capabilities and features.

-	Partnered with Bank of America in the U.S. to launch the Merrill AccoladesTM American Express® Card, a premium product developed for Merrill Lynch's wealth management clients.

-
Announced a strategic partnership in Bangladesh with City Bank and the launch of the American Express® Gold Credit Card and American Express® Credit Card. City Bank also will be the exclusive merchant acquirer for American Express in Bangladesh.

-
Supported existing GNS partners in launching a wide range of new products and services.  These include: two co-brand Cards with Credit Saison (Japan), the Mileage Plus <Saison> American Express® Card and the Yamada LABI ANA Mileage Club Card <Saison> American Express® Card; the American Express® Card and the American Express® Gold Card with Bank of Georgia (Georgia); two new Distancia TACA co-brand Cards with Banco de Guayaquil (Ecuador) and Interbank (Peru); and Membership Rewards® in Costa Rica with Credomatic.

AMERICAN EXPRESS COMPANY
FOURTH QUARTER 2009 OVERVIEW
CONSOLIDATED

Statements of Income
(GAAP basis)
	Quarters Ended		Percentage
	December 31,		Inc/(Dec)
	2009	2008
Revenues
Non-interest revenues
Discount revenue	$3,645	$3,468	5%
Net card fees	549	536	2
Travel commissions and fees	439	444	(1)
Other commissions and fees	438	522	(16)
Securitization income, net	190	199	(5)
Other	518	566	(8)
Total non-interest revenues	5,779	5,735	1
Interest income
Interest and fees on loans	1,036	1,364	(24)
Interest and dividends on investment securities	225	168	34
Deposits with banks and other	11	36	(69)
Total interest income	1,272	1,568	(19)
Interest expense
Deposits	126	73	73
Short-term borrowings	1	72	(99)
Long-term debt and other	435	652	(33)
Total interest expense	562	797	(29)
Net interest income	710	771	(8)
Total revenues net of interest expense	6,489	6,506	-
Provisions for losses
Charge card	141	426	(67)
Cardmember lending	560	927	(40)
Other	47	51	(8)
Total provisions for losses	748	1,404	(47)
Total revenues net of interest expense after provisions for losses	5,741	5,102	13

Expenses
Marketing and promotion	713	524	36
Cardmember rewards	1,178	1,088	8
Cardmember services	143	140	2
Salaries and employee benefits	1,196	1,660	(28)
Professional services	715	649	10
Occupancy and equipment	495	456	9
Communications	99	118	(16)
Other, net	241	199	21
Total	4,780	4,834	(1)

Pretax income from continuing operations	961	268	#
Income tax provision (benefit)	251	(38)	#
Income from continuing operations	710	306	#
Income (Loss) from discontinued operations, net of tax	6	(66)	#
Net income	$716	$240	#

Income from continuing operations attributable to common shareholders*	$701	$305	#
Net income attributable to common shareholders*	$707	$239	#

Earnings Per Common Share-Basic
Income from continuing operations attributable to common shareholders	$0.59	$0.26	#
Income (Loss) from discontinued operations	0.01	(0.05)	#
Net Income attributable to common shareholders	$0.60	$0.21	#

Earnings Per Common Share-Diluted
Income from continuing operations attributable to common shareholders	$0.59	$0.26	#
Income (Loss) from discontinued operations	0.01	(0.05)	#
Net Income attributable to common shareholders	$0.60	$0.21	#

Average Shares Outstanding
Basic	1,179	1,155	2
Diluted	1,184	1,155	3

#
Denotes a variance of more than 100%.  *Represents income from continuing operations or net income, as applicable, less earnings allocated to participating share awards and other items of $9MM and $1MM for 4Q‘09 and 4Q‘08, respectively.

AMERICAN EXPRESS COMPANY
FOURTH QUARTER 2009 OVERVIEW
CONSOLIDATED

•
Consolidated Total Revenues Net of Interest Expense:  Consolidated total revenues net of interest expense was unchanged versus last year reflecting increases versus last year of 11% in International Card Services (“ICS”), 6% in GCS and 7% in Global Network & Merchant Services (“GNMS”), and a 4% lower revenue level in USCS.  Total revenues net of interest expense were impacted by higher discount revenues, lower total interest expense and slightly higher net card fees, partially offset by lower total interest income, reduced other commissions and fees, decreased securitization income, net, reduced other revenues, and lower travel commissions and fees. On an F/X adjusted basis, consolidated total revenues net of interest expense declined 4%.***

•
Consolidated Provisions for Losses:  Consolidated provisions for losses decreased 47% versus last year, reflecting decreases of 67% in USCS, 46% in GCS and 6% in GNMS, partially offset by a 33% increase in ICS.  The provision decrease reflects lower cardmember lending and charge card provision levels.  On an F/X adjusted basis, consolidated provisions for losses decreased 48%.*

•
Consolidated Expenses:  Consolidated expenses decreased 1%, reflecting decreases of 5% in ICS and 12% in GCS, and increases of 3% in USCS and 11% in GNMS.  The total expense decline reflected reduced salaries and employee benefits expenses and lower communication expenses, partially offset by higher marketing and promotion expenses, increased cardmember rewards expenses, increased professional services expenses, increased other, net expenses and greater occupancy and equipment expenses.  On an F/X adjusted basis, consolidated expenses declined 4%.***

•	Pretax Margin: Was 14.8% of total revenues net of interest expense in 4Q‘09 compared with 4.1% in 4Q‘08.

•
Effective Tax Rate:  Was 26% in 4Q‘09 versus (14%) in 4Q‘08.  The tax rates in both quarters reflect the level of pretax income in relation to recurring permanent tax benefits.  In addition, the 4Q‘08 tax rate reflects tax benefits related to the finalization of state income tax returns.

•
Discount Revenue:   Increased 5% on an 8% increase in billed business.  The lesser revenue versus billed business growth reflects the relatively faster growth in billed business related to GNS, where we share discount revenue with our card issuing partners, as well as a slight decline versus last year in the average discount rate.

-
The average discount rate*** was 2.51% in 4Q‘09 versus 2.54% in 3Q‘09 and 2.53% in 4Q‘08.  The decline in the rate versus 3Q‘09 reflects the normal seasonal impact of a higher level of retail-related business volumes during the fourth quarter.  As indicated in prior quarters, selective repricing initiatives, changes in the mix of business and volume-related pricing discounts will likely result in some erosion of the average discount rate over time.

	Quarters Ended		Percentage
	December 31,		Inc/(Dec)
	2009	2008
Card billed business** (billions):
United States	$115.0	$112.7	2%
Outside the United States	57.6	47.8	21
Total	$172.6	$160.5	8
Total cards-in-force (millions):
United States	48.9	54.0	(9)
Outside the United States	39.0	38.4	2
Total	87.9	92.4	(5)
Basic cards-in-force (millions):
United States	38.2	42.0	(9)
Outside the United States	34.3	33.4	3
Total	72.5	75.4	(4)
Average basic cardmember spending***
United States	$3 321	$2,948	13
Outside the United States	$2,932	$2,397	22
Total	$3,209	$2,792	15

_________________________
*
As reported in this Earnings Supplement, F/X adjusted information assumes a constant exchange rate between the periods being compared for purposes of currency translation into U.S. dollars (i.e., assumes the foreign exchange rates used to determine results for the three months ended December 31, 2009, apply to the period(s) against which such results are being compared).  Management believes that the presentation of information on an F/X adjusted basis is helpful to investors by making it easier to compare the Company's performance in one period to that of another period without the variability caused by fluctuations in currency exchange rates.

**
For additional information about billed business and discount rate calculations, please refer to the Fourth Quarter/Full Year 2009 Earnings Release, American Express Company Selected Statistical Information pages.

***	Proprietary card activity only.

AMERICAN EXPRESS COMPANY
FOURTH QUARTER 2009 OVERVIEW
CONSOLIDATED

-
Worldwide Billed Business:  The 8% increase in worldwide billed business reflected growth of 14% in ICS, 8% in GCS and 34% in GNS, and an unchanged level in USCS.  The table below summarizes selected billed business related statistics for 4Q ‘09:

	Percentage Increase/(Decrease)	Percentage Increase/(Decrease) Assuming No Changes in Foreign Exchange Rates
Worldwide*
Total billed business	8%	4%
Proprietary billed business	5	1
GNS	34	22
Average spending per proprietary basic card	15	11
Basic cards-in-force	(4)
U.S.*
Billed business	2
Average spending per proprietary basic card	13
Basic cards-in-force	(9)
Proprietary consumer card billed business**	2
Proprietary small business billed business**	(4)
Proprietary Corporate Services billed business†	5
Outside the U.S.*
Billed business	21	7
Average spending per proprietary basic card	22	8
Basic cards-in-force	3
Proprietary consumer and small business billed business††	14	-
Proprietary Corporate Services billed business†	12	(1)

*	Captions not designated as “proprietary” or “GNS” include both proprietary and GNS data. **Included in USCS. †Included in GCS. ††Included in ICS.

--	U.S. non-T&E-related volume categories (which represented approximately 74% of total U.S. billed business) increased 3%, while T&E volumes were flat.
--
U.S. airline-related volume, which represented approximately 8% of total U.S. volumes during the quarter, increased 4% due to a 12% increase in airline transactions, partially offset by a 7% decrease in the average airline charge.

--
Worldwide airline volumes, which represented approximately 9% of total volumes during the quarter, increased 6% due to an 8% increase in airline transactions, partially offset by a 2% decrease in the average airline charge.

--
Assuming no changes in foreign exchange rates:  Total billed business outside the U.S. reflected low-double-digit volume increases in Latin America and Asia Pacific, a low-single-digit increase in Europe and a slight decline in Canada.

-
Total cards-in-force:  Declined 5% worldwide due to decreases of 11% in USCS and 8% in ICS, partially offset by a 6% increase in GNS and a flat level in GCS.  The declines in USCS and ICS reflect the cancellation of approximately 3.3MM inactive cards during the first nine months of 2009.  The flat level in GCS was helped in part by the migration of CPS cards to the American Express network in 1Q ‘09.

--	During the quarter, total cards-in-force decreased by 500K in the U.S., and were flat outside the U.S.

•	Net Card Fees: Increased 2% as the decline in total proprietary cards-in-force was more than offset by a 15% increase in the average fee per card.

•	Travel Commissions and Fees: Decreased 1%, primarily reflecting a 5% decrease in worldwide travel sales, partly offset by a higher sales revenue rate.

•
Other Commissions and Fees: Decreased 16%, driven primarily by lower delinquency fees reflecting decreased owned loan balances and the impacts of various customer assistance programs, partially offset by increased foreign currency conversion revenues related to higher spending.

AMERICAN EXPRESS COMPANY
FOURTH QUARTER 2009 OVERVIEW
CONSOLIDATED

•
Securitization Income, Net:  Decreased 5% to $190MM, primarily driven by a decrease in interest income on cardmember loans and fee revenue, partially offset by a decrease in interest expense, due to lower coupon rates paid on variable-rate investor certificates, and a $20MM gain on the fair value of the I/O Strip during 4Q‘09 as compared to a charge of $6MM in 4Q‘08.  Securitization income, net represents the non-credit provision components of the gains/(losses) from securitization activities within the USCS segment, fair value changes of the related I/O Strip and excess spread related to securitized loans and servicing income, net of related discounts or fees.

-	Components of Securitization Income, Net:
(millions)	Quarters Ended		Percentage
	December 31,		Inc/(Dec)
	2009	2008
Excess spread, net*	$49	$54	(9)%
Servicing fees	141	145	(3)
Gain/(Loss) on securitizations	-	-	-
Total securitization income, net	$190	$199	(5)

*
Excess spread, net is the net cash flow from interest and fee collections allocated to the investors’ interests after deducting the interest paid on investor certificates, credit losses, contractual servicing fees, other expenses and changes in the fair value of the I/O Strip.

-	The average balance of cardmember lending securitizations was $28.3B in 4Q‘09 compared with $29.0B in 4Q‘08.

•
Other Revenues:  Decreased 8%, primarily reflecting decreased revenues from the CPS acquisition, due to the migration of clients to the AXP network, as well as lower publishing revenues, partially offset by higher gift card revenues.

•	Total Interest Income: Decreased 19%.

-
Interest and Fees on Loans:  Decreased 24%, driven by a 26% decline in the average owned loan balance, reduced market interest rates, the impact of various customer assistance programs and the implementation of elements of the CARD Act.  These were partially offset by the benefit of certain repricing initiatives effective during the year.

-	Interest and Dividends on Investment Securities: Increased 34%, primarily reflecting increased investment levels partially offset by reduced investment yields.

-	Deposits with Banks and Other: Was $11MM versus $36MM in 4Q‘08, primarily due to the lower market rate interest environment.

•	Total Interest Expense: Decreased 29%.

-	Deposits: Increased 73% versus last year, as a significant increase in balances was partially offset by a lower cost of funds.

-	Short-term Borrowings: Decreased significantly to $1MM, reflecting lower short-term debt levels due to the shift to deposit funding.

-
Long-term Debt and Other:  Decreased 33%, primarily reflecting a lower cost of funds driven by reduced market rates on variably-priced debt, as well as a lower average balance of long-term debt outstanding.

AMERICAN EXPRESS COMPANY
FOURTH QUARTER 2009 OVERVIEW
CONSOLIDATED

•	Charge Card Provision for Losses: Decreased 67%, driven by improving credit performance.

-	Worldwide Charge Card:*
--	The write-off rate trends across segments were mixed versus last year and last quarter. Past due rates were lower versus both last year and last quarter.

	12/09	9/09	12/08
USCS Net write-off rate†	1.9%	3.2%	3.5%
ICS Net loss ratio as a % of charge volume	0.37%	0.37%	0.30%
GCS Net loss ratio as a % of charge volume	0.14%	0.23%	0.14%

USCS 30 days past due as a % of total†	1.8%	2.2%	3.7%
ICS 90 days past due as a % of total	2.1%	2.5%	3.1%
GCS 90 days past due as a % of total	1.4%	1.5%	2.7%

Worldwide Receivables (billions)	$33.7	$32.1	$33.0
Reserves (millions) †	$546	$599	$810
% of receivables†	1.6%	1.9%	2.5%

*
There are no off-balance sheet Charge Card securitizations.  Therefore, all credit quality statistics for the Charge Card portfolio are on an “Owned Basis.”    †In 4Q‘08, the Company revised the time period in which past due cardmember receivables in USCS are written off to 180 days past due, consistent with applicable regulatory guidance. Previously, receivables were written off when 360 days past due.

•
Cardmember Lending Provision for Losses:  Decreased 40%, primarily reflecting a lower USCS cardmember reserve level, due to improving credit performance, partially offset by an increase in the ICS reserve level.

-	Worldwide Lending:*
--
The net write-off rate increased versus last year, but decreased versus last quarter.  The past due rate improved versus last year and last quarter.  The write-off and past due rates during 2009 reflect the impact of various customer assistance programs.

	12/09	9/09	12/08
Net write-off rate	7.4%	9.1%	6.5%
30 days past due as a % of loans	3.6%	4.0%	4.4%

Total Loans (billions)	$32.8	$31.5	$42.2
Reserves (millions)	$3,268	$3,359	$2,570
% of total loans	10.0%	10.7%	6.1%
% of 30 days past due accounts	279%	264%	137%

*
All lending statistics are presented here on a GAAP or “Owned Basis”.  “Managed Basis” credit quality statistics are available in the Fourth Quarter/Full Year 2009 Earnings Release, American Express Company Consolidated Selected Statistical Information pages.

•	Other Provision for Losses: Decreased $4MM versus last year.

•	Marketing and Promotion Expenses: Increased 36% versus last year, and 41% or $209MM versus 3Q‘09, reflecting the increased spending resulting from better credit and business trends in 4Q‘09.

•
Cardmember Rewards Expense:  Increased 8%, primarily reflecting higher overall rewards-related spending volumes and increased co-brand expenses, partially offset by the 4Q‘08 Delta-related charge to the MR balance sheet reserve.

•	Cardmember Services Expenses: Increased 2%.

•
Salaries and Employee Benefits Expense:  Decreased 28%, primarily reflecting lower employee levels and related expenses due to the benefits of the Company’s reengineering initiatives, as well as the $363MM of 4Q‘08 severance-related reengineering costs.

•	Professional Services Expense: Increased 10%, reflecting higher technology-related and credit and collection expenses.

AMERICAN EXPRESS COMPANY
FOURTH QUARTER 2009 OVERVIEW
CONSOLIDATED

•	Occupancy and Equipment Expense: Increased 9%, primarily related to a 4Q‘09 charge of $63MM for certain property exits as well as higher software expenses.

•	Communications Expense: Decreased 16%, driven by lower volume-related costs.

•
Other, Net Expense:  Increased 21%, primarily due to a $7MM unfavorable impact on fair value hedge ineffectiveness in 4Q‘09 compared to a $59MM favorable impact in 4Q‘08, partially offset by lower travel, entertainment and other expenses due to the Company’s reengineering activities.

AMERICAN EXPRESS COMPANY
FOURTH QUARTER 2009 OVERVIEW
CONSOLIDATED

Supplemental Information – Tangible Common Equity and Total Adjusted Assets

During the third quarter of 2006, the Company issued $750MM of 6.80% Subordinated Debentures due 2036 (“Subordinated Debentures”), which are automatically extendable until 2066 unless certain events occur prior to that date. In connection with the Subordinated Debentures, the Company has undertaken to disclose on a quarterly basis the amount of its “tangible common equity” and “total adjusted assets”, as defined in the Subordinated Debentures.  The Company’s consolidated “tangible common equity” amount as of the end of any fiscal quarter means the total shareholders’ equity, excluding preferred stock, of the Company as reflected on its consolidated balance sheet prepared in accordance with GAAP as of such fiscal quarter end minus (i) intangible assets and goodwill and (ii) deferred acquisition costs, as determined in accordance with GAAP and reflected in such consolidated balance sheet.  The Company’s “total adjusted assets” as of the end of any fiscal quarter is calculated as the sum of (i) total consolidated assets as reflected on the Company’s balance sheet minus (ii) non-securitized Cardmember lending receivables (without deduction for reserves), which are set forth on the Company’s balance sheet, plus (iii) managed (i.e., securitized and non-securitized) worldwide Cardmember lending receivables as reported by the Company for such fiscal quarter.  As of December 31, 2009, the Company’s “tangible common equity” was $11B and its “total adjusted assets” as defined in the Subordinated Debentures, were $153B.  As of December 31, 2009, the consolidated assets as reflected on the Company’s balance sheet were $124B.

CORPORATE & OTHER SEGMENT

•	Net expense was $30MM in 4Q‘09 compared with net income of $50MM in 3Q‘09 and a net expense of $2MM in 4Q‘08.

-	4Q‘09 included:
--	$93MM and $43MM of after-tax income related to the MasterCard and Visa litigation settlements, respectively;
--	$8MM of net after-tax benefit related to the Company’s reengineering initiatives;
--	Higher interest expense related to the cost of carrying increased debt and liquidity levels; and
--	$39MM of after-tax cost related to certain property exits.

-	3Q‘09 included:
--	$113MM of after-tax benefits primarily representing the correction of an error related to the accounting for a net investment in consolidated foreign subsidiaries;
--	$93MM and $43MM of after-tax income related to the MasterCard and Visa litigation settlements, respectively;
--	$41MM of tax expense primarily due to an increase in the Company’s estimated annual effective tax rate;
--	Higher interest expense related to the cost of carrying increased debt and liquidity levels;
--	Costs related to employee compensation program-related changes; and
--	$10MM of after-tax expense related to the Company’s reengineering initiatives.

-	4Q‘08 included:
--	$93MM and $43MM of after-tax income related to the MasterCard and Visa litigation settlements, respectively; and
--	$93MM of after-tax expense related to the Company’s reengineering initiatives.

AMERICAN EXPRESS COMPANY
FOURTH QUARTER 2009 OVERVIEW
U.S. CARD SERVICES

Condensed Statements of Income
(GAAP Basis)

(Preliminary)	Quarters Ended		Percentage
	December 31,		Inc/(Dec)
(millions)	2009	2008

Revenues
Discount revenue, net card fees and other	$2,380	$2,465	(3)%
Securitization income, net	190	199	(5)
Interest income	755	1,049	(28)
Interest expense	216	490	(56)
Net interest income	539	559	(4)
Total revenues net of interest expense	3,109	3,223	(4)
Provisions for losses	346	1,051	(67)
Total revenues net of interest expense after provisions for losses	2,763	2,172	27
Expenses
Marketing, promotion, rewards and cardmember services	1,306	1,208	8
Salaries and employee benefits and other operating expenses	890	915	(3)
Total	2,196	2,123	3
Pretax segment income	567	49	#
Income tax provision (benefit)	202	(15)	#
Segment income	$365	$64	#

# Denotes a variance of more than 100%.

Statistical Information	Quarters Ended		Percentage
	December 31,		Inc/(Dec)
	2009	2008
Card billed business (billions)	$92.1	$92.0	-%
Total cards-in-force (millions)	39.5	44.2	(11)
Basic cards-in-force (millions)	29.5	32.9	(10)
Average basic cardmember spending* (dollars)	$3,112	$2,758	13
Segment capital (millions)**	$6,510	$4,788	36
Return on average segment capital**	4.5%	18.0%
Return on average tangible segment capital**	4.8%	19.0%

*
Proprietary cards only. **Segment capital includes an allocation attributable to goodwill and other intangibles. Please refer to Appendix II of the Fourth Quarter/Full Year 2009 Earnings Release for the components of ROSC and ROTSC.

-	Billed Business: The flat level of billed business reflects the 13% increase in average spending per proprietary basic cards-in-force offset by the reduced basic cards-in-force level.
--	Within the U.S. consumer business, billed business increased 2%; small business volumes declined by 4%.

-
Total cards-in-force:  Decreased by 4.7MM, or 11%, versus last year, reflecting the effects of certain credit-related actions, including the cancellation of a total of approximately 2.7MM inactive cards during the first nine months of 2009.

P&L Discussion:

•	Segment Income: Increased more than 100% to $365MM, as total revenues net of interest expense declined 4%, provisions for losses decreased 67% and expenses increased by 3%.

-	4Q‘09 included a $4MM ($3MM after-tax) net benefit related to the Company’s reengineering initiatives.

-	4Q‘08 included:
--	$96MM ($60MM after-tax) of the Delta-related charge to the MR balance sheet reserve; and
--	$30MM ($20MM after-tax) of the costs related to the Company’s reengineering initiatives.

-	Pretax Margin: Was 18.2% in 4Q‘09 compared with 1.5% in 4Q‘08.

AMERICAN EXPRESS COMPANY
FOURTH QUARTER 2009 OVERVIEW
U.S. CARD SERVICES

-	Effective Tax Rate: Was 36% in 4Q‘09 compared with (31%) in 4Q‘08. The 4Q‘08 rate reflects tax benefits related to the finalization of the state tax returns.

•
Discount Revenue, Net Card Fees and Other: Decreased 3%, as higher billed business volumes were more than offset by reduced other commissions and fees, decreased net card fees and slightly lower other revenues.

•
Securitization Income, Net:  Decreased 5% to $190MM, primarily driven by a decrease in interest income on cardmember loans and fee revenue, partially offset by a decrease in interest expenses, due to lower coupon rates paid on variable-rate investor certificates, and a $20MM gain on the fair value of the I/O Strip during 4Q‘09 as compared to a charge of $6MM in 4Q‘08.

•
Interest Income:  Decreased 28%, due to a 32% decline in the average owned lending balance, a lower lending portfolio yield, as well as the movement of liquidity-related investment income to the Corporate & Other segment, partially offset by higher interest income related to retained ABS certificates.  The lower lending portfolio yield was driven by reduced market interest rates, the impact of various customer assistance programs, and the CARD Act, partially offset by certain repricing initiatives.

•
Interest Expense:  Decreased 56%, due to a lower market interest rate-driven cost of funds and reduced average owned cardmember lending and receivable balances, as well as the movement of liquidity-related interest expense to the Corporate & Other segment.

•	Provisions for Losses: Decreased 67%, principally due to lower loan balances and improving cardmember lending and charge card credit trends.

-	Charge Card: *
--	The net write-off and past due rates decreased versus last year and last quarter.

	12/09	9/09	12/08
Total Receivables (billions)	$17.8	$15.9	$17.8
Net write-off rate	1.9%	3.2%	3.5%
30 days past due as a % of total	1.8%	2.2%	3.7%

-	Cardmember Lending: **
--
The net write-off rate increased versus last year but decreased versus last quarter.  The past due rate was lower versus both last year and last quarter. The write-off and past due rates during 2009 both reflect the impact of various customer assistance programs.

	12/09	9/09	12/08
Total Loans (billions)	$23.5	$22.7	$32.7
Net write-off rate	8.0%	9.8%	7.0%
30 days past due as a % of total	3.7%	4.2%	4.7%

*
There are no off-balance sheet Charge Card securitizations.  Therefore, all credit quality statistics for the Charge Card portfolio are on an “Owned Basis”.  ** Owned Basis.  See pages 17-18 for “Managed Basis” Cardmember lending information.

•
Marketing, Promotion, Rewards and Cardmember Services Expenses:  Increased 8%, reflecting higher rewards costs, increased marketing and promotion expenses, partially offset by the 4Q‘08 Delta-related charge to the MR balance sheet reserve.

•
Salaries and Employee Benefits and Other Operating Expenses:  Decreased 3%, reflecting the benefits from reengineering activities and lower net charges during 4Q‘09 related to reengineering initiatives, partially offset by the $45MM favorable impact in 4Q‘08 related to fair value hedge ineffectiveness.

AMERICAN EXPRESS COMPANY
FOURTH QUARTER 2009 OVERVIEW
U.S. CARD SERVICES

Managed Basis
For USCS, the managed basis presentation assumes that there have been no off-balance sheet securitization transactions, i.e., all securitized cardmember loans and related income effects are reflected as if they were in the Company’s balance sheets and income statements, respectively. For the managed basis presentation, revenue and expenses related to securitized cardmember loans are reflected in other commissions and fees (included in discount revenue, net card fees and other), interest income, interest expense and provisions for losses. On a managed basis, there is no securitization income, net, as the managed basis presentation assumes no securitization transactions have occurred.

The Company presents USCS information on a managed basis because that is the way the Company’s management views and manages the business. Management believes that a full picture of trends in the Company’s cardmember lending business can only be derived by evaluating the performance of both securitized and non-securitized cardmember loans. Management also believes that use of a managed basis presentation presents a more comprehensive portrayal of the key dynamics of the cardmember lending business. Irrespective of the on- and off-balance sheet funding mix, it is important for management and investors to see metrics for the entire cardmember lending portfolio because they are more representative of the economics of the aggregate cardmember relationships and ongoing business performance and trends over time. It is also important for investors to see the overall growth of cardmember loans and related revenue in order to evaluate market share. These metrics are significant in evaluating the Company’s performance and can only be properly assessed when all non-securitized and securitized cardmember loans are viewed together on a managed basis. The Company does not currently securitize international loans.

On a GAAP basis, revenue and expenses from securitized cardmember loans are reflected in the Company’s income statements in securitization income, net, fees and commissions, and provisions for losses for cardmember lending. At the time of a securitization transaction, the securitized cardmember loans are removed from the Company’s balance sheet, and the resulting gain on sale is reflected in securitization income, net as well as an impact to provision for losses (credit reserves are no longer recorded for the cardmember loans once sold). Over the life of a securitization transaction, the Company recognizes servicing fees and other net revenues (referred to as “excess spread”) related to the interests sold to investors (i.e. the investors’ interests). These amounts, in addition to changes in the fair value of the interest-only strip, are reflected in securitization income, net, and fees and commissions. The Company also recognizes total interest income over the life of the securitization transaction related to the interest it retains (i.e. the seller’s interest). At the maturity of a securitization transaction, cardmember loans on the balance sheet increase, and the impact of the incremental required loss reserves is recorded in provisions for losses.

As presented, in aggregate over the life of a securitization transaction, the pretax income impact to the Company is the same whether or not the Company had securitized cardmember loans or funded these loans through other financing activities (assuming the same financing costs). The income statement classifications, however, of specific items will differ.

The following information reconciles the GAAP basis presentation for certain USCS income statement line items to the managed basis presentation, where different:
(millions)	Quarters Ended		Percentage
	December 31,		Inc/(Dec)
	2009	2008
• Discount revenue, net card fees and other:
Reported for the period (GAAP)	$2,380	$2,465	(3)%
Securitization adjustments	71	110	(35)
Managed discount revenue, net card fees and other	$2,451	$2,575	(5)

• Interest income:
Reported for the period (GAAP)	$755	$1,049	(28)
Securitization adjustments	726	902	(20)
Managed interest income	$1,481	$1,951	(24)

• Securitization income, net:
Reported for the period (GAAP)	$190	$199	(5)
Securitization adjustments	(190)	(199)	(5)
Managed securitization income, net	$-	$-	-

• Interest expense:
Reported for the period (GAAP)	$216	$490	(56)
Securitization adjustments	55	230	(76)
Managed interest expense	$271	$720	(62)

• Provisions for losses:
Reported for the period (GAAP)	$346	$1,051	(67)
Securitization adjustments	572	577	(1)
Managed provisions for losses	$918	$1,628	(44)

AMERICAN EXPRESS COMPANY
FOURTH QUARTER 2009 OVERVIEW
U.S. CARD SERVICES

Managed P&L Discussion

•
Discount Revenue, Net Card Fees and Other:  Decreased 5%, as higher billed business volumes were more than offset by reduced other commissions and fees, decreased net card fees and slightly lower other revenues.

•
Interest Income: Decreased 24%, due to a decline of 18% in the average managed lending balance and a lower portfolio yield, driven by reduced market interest rates, the impact of various customer assistance programs and the CARD Act, partially offset by repricing initiatives.  In addition, the interest income decline reflects the movement of the liquidity-related investment income to the Corporate & Other segment.

•
Interest Expense:  Decreased 62%, due to a lower market interest rate-driven cost of funds and lower average managed cardmember lending and receivable balances, as well as the movement of liquidity-related interest expense to the Corporate & Other segment.

•	Provisions for Losses: Decreased 44%, principally due to lower loan balances and improving cardmember lending and charge card credit performance.

-	Cardmember Lending: *
--
The net write-off rate increased versus last year but decreased versus last quarter.  The past due rate was lower versus both last year and last quarter. The write-off and past due rates during 2009 both reflect the impact of various customer assistance programs.

	12/09	9/09	12/08
Total Loans (billions)	$52.6	$51.9	$62.4
Net write-off rate	7.5%	8.9%	6.7%
30 days past due as a % of total	3.7%	4.1%	4.7%

*	Managed basis. There are no off-balance sheet Charge Card securitizations. Therefore, all credit quality statistics for the Charge Card portfolio are on an “Owned Basis”.

AMERICAN EXPRESS COMPANY
FOURTH QUARTER 2009 OVERVIEW
INTERNATIONAL CARD SERVICES

Condensed Statements of Income
(GAAP Basis)

(Preliminary)	Quarters Ended		Percentage
	December 31,		Inc/(Dec)
(millions)	2009	2008

Revenues
Discount revenue, net card fees and other	$943	$864	9%
Interest income	397	427	(7)
Interest expense	119	193	(38)
Net interest income	278	234	19
Total revenues net of interest expense	1,221	1,098	11
Provisions for losses	324	243	33
Total revenues net of interest expense after provisions for losses	897	855	5
Expenses
Marketing, promotion, rewards and cardmember services	374	303	23
Salaries and employee benefits and other operating expenses	477	590	(19)
Total	851	893	(5)
Pretax segment income (loss)	46	(38)	#
Income tax benefit	(27)	(74)	(64)
Segment income	$73	$36	#

# Denotes a variance of more than 100%.

Statistical Information	Quarters Ended		Percentage
	December 31,		Inc/(Dec)
	2009	2008
Card billed business (billions)	$27.5	$24.2	14%
Total cards-in-force (millions)	15.0	16.3	(8)
Basic cards-in-force (millions)	10.5	11.4	(8)
Average basic cardmember spending* (dollars)	$2,618	$2,109	24
Segment capital (millions)**	$2,164	$1,997	8
Return on average segment capital**	14.3%	16.7%
Return on average tangible segment capital**	19.3%	22.5%

*
Proprietary cards only. **Segment capital includes an allocation attributable to goodwill and other intangibles. Please refer to Appendix II of the Fourth Quarter/Full Year 2009 Earnings Release for the components of ROSC and ROTSC.

-	Billed Business: The 14% increase in billed business reflects a 24% increase in average spending per proprietary basic cards-in-force partially offset by an 8% decrease in basic cards-in-force.
--
Adjusting for the impacts of foreign exchange translation, billed business was unchanged and average spending per proprietary basic cards-in-force increased 10%.  Volume comparisons within the major geographic regions ranged from  low-single-digit decreases in Asia Pacific to low-single-digit increases in Latin America, with flat growth in Canada and Europe.

-
Total cards-in-force:  Decreased by 1.3MM, or 8%, versus last year, reflecting reduced card acquisition activities and the effects of certain credit-related actions, including the cancellation of a total of approximately 550K inactive accounts during the first nine months of 2009.

P&L Discussion

•
Segment Income:  Increased 103% to $73MM, as total revenues net of interest expense increased 11%, provisions for losses increased 33% and expenses decreased by 5%.  Both the revenue and expense comparisons were influenced by the translation impact of a weaker dollar during 4Q‘09.

-	4Q‘09 and 4Q‘08 included a $10MM ($6MM after-tax) net benefit and $84MM ($55MM after-tax) of net costs, respectively, related to the Company’s reengineering initiatives.

AMERICAN EXPRESS COMPANY
FOURTH QUARTER 2009 OVERVIEW
INTERNATIONAL CARD SERVICES

-	Pretax Margin: Was 3.8% in 4Q‘09 compared with (3.5%) in 4Q‘08.

-
Effective Tax Rate:  The tax rate was not meaningful in 4Q‘09 and 4Q‘08.  The tax credits in both periods reflect the impact of recurring tax benefits on varying pretax income. As indicated in previous quarters, this segment reflects the favorable impact of the consolidated tax benefit related to its ongoing funding activities outside the U.S., which is allocated to ICS under the Company’s internal tax allocation process and is likely to continue going forward, because Congress is expected to extend the law that provides the basis for the benefit.

•
Discount Revenue, Net Card Fees and Other:  Increased 9%, driven primarily by the higher level of card spending, increased net card fees and higher travel commissions and fees, partially offset by decreased other commissions and fees and lower other revenues.

•	Interest Income: Decreased 7% reflecting an 8% reduction in average loans and lower interest on bank and other deposits, partially offset by a higher cardmember loan portfolio yield.

•	Interest Expense: Decreased 38% on a decreased cost of funds and lower average loan balance.

•	Provisions for Losses: Increased 33%, as a higher lending reserve level was partially offset by improving cardmember lending and charge card credit trends.

-	Charge Card: *
--	The loss ratio increased versus last year and was unchanged versus last quarter. The past due rate decreased versus both last year and last quarter.

	12/09	9/09	12/08
Total Receivables (billions)	$5.9	$5.6	$5.6
Net loss ratio as a % of charge volume	0.37%	0.37%	0.30%
90 days past due as a % of total	2.1%	2.5%	3.1%

-	Cardmember Lending: *
--	The net write-off rate increased versus last year but decreased versus last quarter. The past due rate was lower than both last year and last quarter.

	12/09	9/09	12/08
Cardmember Loans (billions)	$9.2	$8.8	$9.5
Net write-off rate	6.1%	7.1%	5.1%
30 days past due as a % of total	3.3%	3.7%	3.6%

*
There are no off-balance sheet charge card and currently no off-balance sheet international lending securitizations.  Therefore, all credit quality statistics for the charge card and lending portfolio are on an “Owned Basis”.

•	Marketing, Promotion, Rewards and Cardmember Services Expenses: Increased 23%, reflecting higher marketing and promotion expenses and greater rewards costs.

•
Salaries and Employee Benefits and Other Operating Expenses:  Decreased 19%, primarily due to the benefits from the Company’s reengineering activities and lower net charges during 4Q‘09 related to reengineering initiatives.

AMERICAN EXPRESS COMPANY
FOURTH QUARTER 2009 OVERVIEW
GLOBAL COMMERCIAL SERVICES

Condensed Statements of Income
(GAAP Basis)

(Preliminary)	Quarters Ended		Percentage
	December 31,		Inc/(Dec)
(millions)	2009	2008

Revenues
Discount revenue, net card fees and other	$1,124	$1,150	(2)%
Interest income	11	30	(63)
Interest expense	33	136	(76)
Net interest income	(22)	(106)	(79)
Total revenues net of interest expense	1,102	1,044	6
Provisions for losses	37	69	(46)
Total revenues net of interest expense after provisions for losses	1,065	975	9
Expenses
Marketing, promotion, rewards and cardmember services	98	79	24
Salaries and employee benefits and other operating expenses	796	938	(15)
Total	894	1,017	(12)
Pretax segment income (loss)	171	(42)	#
Income tax provision (benefit)	54	(35)	#
Segment income (loss)	$117	$(7)	#

# Denotes a variance of more than 100%.

Statistical Information	Quarters Ended		Percentage
	December 31,		Inc/(Dec)
	2009	2008
Card billed business (billions)	$31.0	$28.7	8%
Total cards-in-force (millions)	7.1	7.1	-
Basic cards-in-force (millions)	7.1	7.1	-
Average basic cardmember spending* (dollars)	$4,357	$4,070	7
Segment capital (millions)**	$3,445	$3,550	(3)
Return on average segment capital**	11.3%	15.8%
Return on average tangible segment capital**	25.9%	34.3%

*
Proprietary cards only. **Segment capital includes an allocation attributable to goodwill and other intangibles. Please refer to Appendix II of the Fourth Quarter/Full Year 2009 Earnings Release for the components of ROSC and ROTSC.

-	Billed Business: The 8% increase in billed business was driven by the 7% increase in average spending per proprietary basic cards-in-force.
--
Adjusting for the impacts of foreign exchange translation: Billed business and average spending per proprietary basic cards-in-force increased 3% and 2%, respectively.  Volume increases of 5% within the U.S. compared to mixed results within other major geographic regions including mid-single-digit declines in Europe and Canada, mid-single digit increases in Asia Pacific and a double-digit increase in Latin America.

-
Total cards-in-force:  Remained unchanged versus last year, driven by the migration of CPS cards onto the AXP network, offset by the impact of the global recession on corporate client employee and card levels.

P&L Discussion

•
Segment Income:  Increased more than 100% to $117MM as total revenues net of interest expense increased 6%, provisions for losses decreased by 46% and expenses declined by 12%.  Both the revenue and expense comparisons were influenced by the translation impact of a weaker dollar during 4Q‘09.

-	4Q‘09 included $20MM ($13MM after-tax) of net costs related to the Company’s reengineering initiatives.

-	4Q‘08 included:
--	$136MM ($88MM after-tax) of net costs related to the Company’s reengineering initiatives; and
--	$10MM ($6MM after-tax) of the Delta related charge to the MR balance sheet reserve.

AMERICAN EXPRESS COMPANY
FOURTH QUARTER 2009 OVERVIEW
GLOBAL COMMERCIAL SERVICES

-	Pretax Margin: Was 15.5% in 4Q‘09 compared with (4.0%) in 4Q‘08.

-
Effective Tax Rate:  Was 32% in 4Q‘09 compared with a credit of $35MM in 4Q‘08.  The 4Q‘08 rate reflects the impact of allocated tax benefits on a pre-tax loss, including the benefit related to the finalization of state tax returns.

•
Discount Revenue, Net Card Fees and Other:  Decreased 2%, as the increased level of card spending and slightly higher net card fees were more than offset by decreased other revenues, lower travel commissions and fees and reduced other commissions and fees.

•	Interest Income: Decreased 63%, driven by lower rates within deposit-related income.

•	Interest Expense: Decreased 76%, primarily due to a lower cost of funds and a lower average receivable balance.

•	Provisions for Losses: Decreased 46%, driven primarily by improving credit performance.

-	Charge Card: *
--	The loss ratio decreased versus last quarter and was flat to last year. The past due rate decreased versus both last year and quarter.

	12/09	9/09	12/08
Total Receivables (billions)	$9.8	$10.4	$9.4
Net loss ratio as a % of charge volume	0.14%	0.23%	0.14%
90 days past due as a % of total	1.4%	1.5%	2.7%

*	There are no off-balance sheet charge card securitizations. Therefore, all credit quality statistics for the charge card portfolio are on an “Owned Basis”.

•	Marketing, Promotion, Rewards and Cardmember Services Expenses: Increased 24%, primarily reflecting higher rewards costs.

•
Salaries and Employee Benefits and Other Operating Expenses: Decreased 15%, reflecting the benefits from the Company’s reengineering activities and lower net charges during 4Q‘09 related to reengineering initiatives.

AMERICAN EXPRESS COMPANY
FOURTH QUARTER 2009 OVERVIEW
GLOBAL NETWORK & MERCHANT SERVICES

Condensed Statements of Income
(GAAP Basis)

(Preliminary)	Quarters Ended		Percentage
	December 31,		Inc/(Dec)
(millions)	2009	2008

Revenues
Discount revenue, fees and other	$979	$893	10%
Interest income	3	1	#
Interest expense	(25)	(51)	(51)
Net interest income	28	52	(46)
Total revenues net of interest expense	1,007	945	7
Provisions for losses	34	36	(6)
Total revenues net of interest expense after provisions for losses	973	909	7
Expenses
Marketing and promotion	206	118	75
Salaries and employee benefits and other operating expenses	469	488	(4)
Total	675	606	11
Pretax segment income	298	303	(2)
Income tax provision	113	88	28
Segment income	$185	$215	(14)

# Denotes a variance of more than 100%.

Statistical Information	Quarters Ended		Percentage
	December 31,		Inc/(Dec)
	2009	2008
Global card billed business* (billions)	$172.6	$160.5	8%
Segment capital (millions)**	$1,764	$1,451	22
Return on average segment capital**	52.9%	75.4%
Return on average tangible segment capital**	54.1%	77.4%

Global Network Services:
Card billed business (billions)	$21.4	$16.0	34
Total cards-in-force (millions)	26.3	24.8	6

*
Includes activities related to proprietary cards (including cash advances), cards issued under network partnership agreements, and certain insurance fees charged on proprietary cards. **Segment capital includes an allocation attributable to goodwill and other intangibles. Please refer to Appendix II of the Fourth Quarter/Full Year 2009 Earnings Release for the components of ROSC and ROTSC.

P&L Discussion

•
Segment Income: Decreased 14% to $185MM, as total revenues net of interest expense increased 7%, provisions for losses decreased by $2MM and expenses rose 11% on substantially higher marketing and promotion spending.  Both the revenue and expense comparisons were influenced by the translation impact of a weaker dollar during 4Q‘09.

-	4Q‘09 and 4Q‘08 included $8MM ($5MM after-tax) and $28MM ($17MM after-tax), respectively, of net costs related to the Company’s reengineering initiatives.

-	Pretax Margin: Was 29.6% in 4Q‘09 compared with 32.1% in 4Q‘08.

-	Effective Tax Rate: Was 38% in 4Q‘09 compared with 29% in 4Q‘08.

•
Discount Revenue, Fees and Other Revenue:  Increased 10%, reflecting an increase in merchant-related revenues, driven by the 8% increase in global card billed business, as well as higher GNS-related revenues.

•	Interest Income: Increased by $2MM.

•
Interest Expense:  The expense credit decreased 51% due to a lower rate-driven interest credit related to internal transfer pricing which recognizes the merchant services’ accounts payable-related funding benefit.

AMERICAN EXPRESS COMPANY
FOURTH QUARTER 2009 OVERVIEW
GLOBAL NETWORK & MERCHANT SERVICES

•	Provisions for Losses: Decreased by $2MM.

•	Marketing and Promotion Expenses: Increased 75%, reflecting higher brand and merchant-related marketing investments.

•
Salaries and Employee Benefits and Other Operating Expenses:  Decreased 4%, reflecting the benefits from the Company’s reengineering activities and lower net charges during 4Q‘09 related to reengineering initiatives.

AMERICAN EXPRESS COMPANY
FULL YEAR 2009 OVERVIEW
CONSOLIDATED

Statements of Income
(GAAP basis)
(Preliminary) (Millions, except per share amounts)	Years Ended		Percentage
	December 31,		Inc/(Dec)
	2009	2008
Revenues
Non-interest revenues
Discount revenue	$13,389	$15,025	(11)%
Net card fees	2,151	2,150	-
Travel commissions and fees	1,594	2,010	(21)
Other commissions and fees	1,778	2,307	(23)
Securitization income, net	400	1,070	(63)
Other	2,087	2,157	(3)
Total non-interest revenues	21,399	24,719	(13)
Interest income
Interest and fees on loans	4,468	6,159	(27)
Interest and dividends on investment securities	804	771	4
Deposits with banks and other	59	271	(78)
Total interest income	5,331	7,201	(26)
Interest expense
Deposits	425	454	(6)
Short-term borrowings	37	483	(92)
Long-term debt and other	1,745	2,618	(33)
Total interest expense	2,207	3,555	(38)
Net interest income	3,124	3,646	(14)
Total revenues net of interest expense	24,523	28,365	(14)
Provisions for losses
Charge card	857	1,363	(37)
Cardmember lending	4,266	4,231	1
Other	190	204	(7)
Total provisions for losses	5,313	5,798	(8)
Total revenues net of interest expense after provisions for losses	19,210	22,567	(15)

Expenses
Marketing and promotion	1,914	2,430	(21)
Cardmember rewards	4,036	4,389	(8)
Cardmember services	517	542	(5)
Salaries and employee benefits	5,080	6,090	(17)
Professional services	2,408	2,413	-
Occupancy and equipment	1,619	1,641	(1)
Communications	414	466	(11)
Other, net	381	1,015	(62)
Total	16,369	18,986	(14)

Pretax income from continuing operations	2,841	3,581	(21)
Income tax provision	704	710	(1)
Income from continuing operations	2,137	2,871	(26)
Loss from discontinued operations, net of tax	(7)	(172)	(96)
Net income	$2,130	$2,699	(21)

Income from continuing operations attributable to common shareholders*	$1,809	$2,856	(37)
Net income attributable to common shareholders*	$1,802	$2,684	(33)

Earnings Per Common Share-Basic
Income from continuing operations attributable to common shareholders	$1.55	$2.47	(37)
Loss from discontinued operations	(0.01)	(0.14)	(93)
Net Income attributable to common shareholders	$1.54	$2.33	(34)

Earnings Per Common Share-Diluted
Income from continuing operations attributable to common shareholders	$1.54	$2.47	(38)
Loss from discontinued operations	-	(0.15)	#
Net Income attributable to common shareholders	$1.54	$2.32	(34)

Average Shares Outstanding
Basic	1,168	1,154	1
Diluted	1,171	1,156	1

# Denotes a variance of more than 100%.  *Represents income from continuing operations or net income, as applicable, less (i) accelerated preferred dividend accretion of $212MM for 2009 due to the repurchase of $3.39B of preferred shares issued as part of the CPP, (ii) preferred share dividends and related accretion of $94MM for 2009, and (iii) earnings allocated to participating share awards and other items of $22MM and $15MM for 2009 and 2008, respectively.

AMERICAN EXPRESS COMPANY
FULL YEAR 2009 OVERVIEW
CONSOLIDATED

FINANCIAL RESULTS

•	Full year 2009 diluted EPS from continuing operations attributable to common shareholders of $1.54 decreased 38% versus $2.47 last year. Total revenues net of interest expense decreased 14%.

•	2009 Income from continuing operations included:
-	A $180MM ($113MM after-tax) benefit in 3Q‘09 primarily representing the correction of an error related to the accounting for a net investment in the Company’s consolidated foreign subsidiaries.
-	A $211MM ($135MM after-tax) gain in 2Q‘09 on the sale of 50% of the Company’s equity holdings of ICBC; and
-	$190MM ($125MM after-tax) of net costs related to the Company’s reengineering initiatives.

•	2008 Income from continuing operations included:
-	$449MM ($291MM after-tax) of total reengineering costs, primarily reflecting the restructuring charge related to the Company’s reengineering initiatives in 4Q‘08; and
-	A $106MM ($66MM after-tax) charge in 4Q‘08 reflecting an increase in the Company's MR balance sheet reserve, in connection with the Company’s extension of its partnership arrangements with Delta.

•	Including discontinued operations, diluted EPS on a net income basis attributable to common shareholders of $1.54 decreased 34% versus $2.32 last year.

CAPITAL

•
Capital Distribution to Shareholders:  During 2009, approximately 46% of capital generated was distributed to shareholders through our quarterly common share dividend and the repurchase of the warrants issued under the CPP.

-	Shares Outstanding:

	Millions of Shares
	2009	2008
Shares outstanding – beginning of period	1,160	1,158
Issuance of common shares	22	-
Repurchase of common shares	-	(5)
Employee benefit plans, compensation and other	10	7
Shares outstanding – end of period	1,192	1,160

FINANCIAL HIGHLIGHTS

•
Consolidated Total Revenues Net of Interest Expense:  Consolidated total revenues net of interest expense decreased 14%, reflecting decreases versus last year of 15% in USCS, 6% in ICS, 14% in GCS and 9% in GNMS.  Total revenues net of interest expense decreased due to lower discount revenues, lower total interest income, reduced securitization income, net, lower other commissions and fees, reduced travel commissions and fees, and decreased other revenues, partially offset by lower total interest expense.  On an F/X adjusted basis, consolidated total revenues net of interest expense decreased 12%.*

•
Consolidated Provisions for Losses:  Consolidated provisions for losses decreased 8% versus last year, reflecting decreases of 14% in USCS and 23% in GCS, and increases of 18% in ICS and 6% in GNMS.  The provision decrease reflects a lower charge card and a slightly higher cardmember lending provision level.  On an F/X adjusted basis, consolidated provisions for losses decreased 7%.***

•
Consolidated Expenses:  Consolidated expenses decreased 14%, reflecting decreases of 8% in USCS, 15% in ICS, 12% in GCS and 11% in GNMS.  The total expense decline reflected decreased other, net expenses, reduced salaries and employee benefits expenses, lower marketing and promotion expenses, decreased cardmember rewards expenses, lower communications expense, reduced occupancy and equipment expenses, lower cardmember services expenses and decreased professional services expenses.  On an F/X adjusted basis, consolidated expenses decreased 12%.***

_________________________
*
As reported in this Earnings Supplement, F/X adjusted information assumes a constant exchange rate between the periods being compared for purposes of currency translation into U.S. dollars (i.e., assumes the foreign exchange rates used to determine results for the twelve months ended December 31, 2009, apply to the period(s) against which such results are being compared).  Management believes that the presentation of information on an F/X adjusted basis is helpful to investors by making it easier to compare the Company's performance in one period to that of another period without the variability caused by fluctuations in currency exchange rates.

AMERICAN EXPRESS COMPANY
FULL YEAR 2009 OVERVIEW
CONSOLIDATED

•	Pretax Margin: Was 11.6% of total revenues net of interest expense in 2009 compared with 12.6% in 2008.

•
Effective Tax Rate:  Was 25% in 2009 versus 20% in 2008.  The tax rates for these years reflect the level of pretax income in relation to recurring permanent tax benefits.  In addition, the tax rate for 2008 reflects tax benefits related to the resolution of certain prior years’ tax items.

•
Discount Revenue:   Decreased 11% on a 9% decrease in billed business.  The greater revenue versus billed business decline primarily reflects the relatively faster growth in billed business related to GNS, where we share discount revenue with our card issuing partners, as well as a slight decline in the average discount rate.

-
The average discount rate* was 2.54% in 2009 versus 2.55% in 2008.  As indicated in prior quarters, selective repricing initiatives, changes in the mix of business and volume-related pricing discounts, will likely result in some erosion of the average discount rate over time.

	Years Ended		Percentage
	December 31,		Inc/(Dec)
	2009	2008
Card billed business* (billions):
United States	$423.7	$471.1	(10)%
Outside the United States	196.1	212.2	(8)
Total	$619.8	$683.3	(9)
Average basic cardmember spending**
United States	$11,764	$12,495	(6)
Outside the United States	$9,834	$10,837	(9)
Total	$11,213	$12,025	(7)

*
For additional information about billed business and discount rate calculations, please refer to the Fourth Quarter/Full Year 2009 Earnings Release, American Express Company Selected Statistical Information pages. **Proprietary card activity only.

AMERICAN EXPRESS COMPANY
FULL YEAR 2009 OVERVIEW
CONSOLIDATED

-
Worldwide Billed Business:  The 9% decrease in worldwide billed business reflected decreases of 11% in both USCS and ICS, and a decrease of 14% in GCS, partially offset by a 7% increase in GNS.  The table below summarizes selected billed business related statistics for 2009:

	Percentage Increase/(Decrease)	Percentage Increase/(Decrease) Assuming No Changes in Foreign Exchange Rates
Worldwide*
Total billed business	(9)%	(7)%
Proprietary billed business	(11)	(9)
GNS	7	11
Average spending per proprietary basic card	(7)	(5)
U.S.*
Billed business	(10)
Average spending per proprietary basic card	(6)
Proprietary consumer card billed business**	(10)
Proprietary small business billed business**	(13)
Proprietary Corporate Services billed business†	(11)
Outside the U.S.*
Billed business	(8)	(1)
Average spending per proprietary basic card	(9)	(3)
Proprietary consumer and small business billed business††	(10)	(4)
Proprietary Corporate Services billed business†	(19)	(12)

*	Captions not designated as “proprietary” include both proprietary and GNS data. **Included in USCS. †Included in GCS. ††Included in ICS.

--	U.S. non-T&E-related volume categories (which represented approximately 72% of total U.S. billed business) declined 8%, while T&E volumes declined 14%.
--
U.S. airline-related volume, which represented approximately 8% of total U.S. volumes during the year, decreased 19% due to a 21% decrease in the average airline charge partially offset by a 3% increase in airline transactions.

--
Worldwide airline volumes, which represented approximately 10% of total volumes during the year, decreased 21% due to a 21% decrease in the average airline charge.  There was no change in airline transactions.

--
Assuming no changes in foreign exchange rates:  Total billed business outside the U.S. reflected mid-single-digit volume increases in Latin America and Asia Pacific, and mid-single-digit declines in Canada and Europe.

•	Net Card Fees: Were unchanged as the decline in total proprietary cards-in-force was offset by a 6% increase in the average fee per card.

•	Travel Commissions and Fees: Decreased 21%, primarily reflecting a 28% decrease in worldwide travel sales, partly offset by a higher sales revenue rate.

•
Other Commissions and Fees: Decreased 23%, driven primarily by lower delinquency fees reflecting decreased owned loan balances and the impacts of various customer assistance programs, in addition to reduced spending-related foreign currency conversion revenues.

•
Securitization Income, Net:  Decreased 63% to $400MM, primarily due to lower excess spread, net, driven by increased write offs and a decrease in interest income on cardmember loans and fee revenues.  These unfavorable impacts were partially offset by a decrease in interest expense, due to lower coupon rates paid on variable-rate investor certificates, as well as a $250MM favorable fair value adjustment of the I/O Strip, which consisted of a charge of $12MM in 2009 and a charge of $262MM in 2008.

AMERICAN EXPRESS COMPANY
FULL YEAR 2009 OVERVIEW
CONSOLIDATED

-	Components of Securitization Income, Net:
(millions)	Years Ended		Percentage
	December 31,		Inc/(Dec)
	2009	2008
Excess spread, net*	$(155)	$544	# %
Servicing fees	562	543	3
Loss on securitizations**	(7)	(17)	(59)
Total securitization income, net	$400	$1,070	(63)

#	Denotes a variance of more than 100%.
*
Excess spread, net is the net cash flow from interest and fee collections allocated to the investors’ interests after deducting the interest paid on investor certificates, credit losses, contractual servicing fees, other expenses and changes in the fair value of the I/O Strip.  **Excludes $201MM and ($393MM) of impact from cardmember loan sales and maturities in 2009 and $446MM and ($177MM) of impact from cardmember loan sales and maturities in 2008, which are reflected in provisions for losses for each respective period.

-	The average balance of cardmember lending securitizations was $28.1B in 2009 compared with $27.1B in 2008.

•	Other Revenues: Decreased 3%, primarily reflecting decreased revenues from CPS, due to the migration of clients to the AXP network, and lower publishing revenues, partially offset by the ICBC gain.

•	Total Interest Income: Decreased 26%.

-
Interest and Fees on Loans:  Decreased 27%, due to a 27% decline in the average owned loan balance, reduced market interest rates and the impact of various customer assistance programs, partially offset by the benefit of certain repricing initiatives.

-	Interest and Dividends on Investment Securities: Increased 4%, primarily reflecting increased investment levels partially offset by reduced investment yields.

-	Deposits with Banks and Other: Decreased 78%, primarily due to a reduced yield and a lower balance of deposits in other banks.

•	Total Interest Expense: Decreased 38%.

-	Deposits: Decreased 6%, as the significant increase in balances was offset by a lower cost of funds.

-	Short-term Borrowings: Decreased 92%, due to significantly lower short-term debt levels and a lower cost of funds.

-
Long-term Debt and Other:  Decreased 33%, primarily reflecting a lower cost of funds driven by reduced market rates on variably-priced debt, as well as a lower average balance of long-term debt outstanding.

•	Charge Card Provisions for Losses: Decreased 37%, driven by improved credit performance and lower receivable levels.

•
Cardmember Lending Provisions for Losses:  Increased 1%, primarily reflecting a higher cardmember reserve level due to the challenging credit environment, partially offset by a lower owned loan balance.

-	The lending net write-off rate was 8.5% in 2009 versus 5.5% in 2008.*

* All lending statistics are presented here on a GAAP or “Owned Basis”.  “Managed Basis” credit quality statistics are available in the Fourth Quarter/Full Year 2009 Earnings Release, American Express Company Consolidated Selected Statistical Information pages.

•	Other Provisions for Losses: Decreased 7% versus last year.

•	Marketing and Promotion Expenses: Decreased 21% versus last year as lower marketing spend levels in 1Q‘09, 2Q‘09 and 3Q‘09 were partially offset by higher expense in 4Q‘09.

•
Cardmember Rewards Expense:  Decreased 8%, reflecting lower rewards-related spending volumes, partially offset by higher redemption rates and costs in MR and higher costs with relatively lower declines in co-brand spending volumes.

AMERICAN EXPRESS COMPANY
FULL YEAR 2009 OVERVIEW
CONSOLIDATED

•	Cardmember Services Expenses: Decreased 5%.

•	Salaries and Employee Benefits Expense: Decreased 17%, reflecting the 4Q‘08 restructuring charge, as well as lower employee levels and costs related to the Company’s reengineering initiatives.

•	Professional Services Expense: Was unchanged versus last year.

•	Occupancy and Equipment Expense: Decreased 1%.

•	Communications Expense: Decreased 11%, driven by lower volume-related costs.

•
Other, Net Expense:  Decreased 62%, reflecting the full year of settlement payments from MasterCard in 2009 versus two quarters in 2008, the 3Q‘09 benefit primarily representing the correction of an error related to the accounting for a net investment in the Company’s consolidated foreign subsidiaries, a $59MM benefit in 2Q‘09 from the completion of certain account reconciliations related to prior periods, and lower travel and entertainment and other expenses due to the Company’s reengineering activities.  These were partially offset by a $9MM unfavorable impact related to fair value hedge ineffectiveness in 2009 compared to a $69MM favorable impact in 2008.

CORPORATE & OTHER SEGMENT

•	Net income was $297MM in 2009 compared with $168MM in 2008.

-	2009 included:
--	$372MM and $172MM of after-tax income related to the MasterCard and Visa litigation settlements, respectively;
--	$135MM of after-tax income related to the ICBC sale;
--	$113MM of after-tax benefits primarily representing the correction of an error related to the accounting for a net investment in consolidated foreign subsidiaries;
--	$35MM of after-tax expense related to the Company’s reengineering initiatives; and
--	Higher interest expense related to the cost of carrying increased debt and liquidity levels.

-	2008 included:
--	$186MM and $172MM of after-tax income related to the MasterCard and Visa litigation settlements, respectively;
--	$108MM of after-tax expense, primarily reflecting the restructuring charge related to the Company’s reengineering initiatives; and
--	A $19MM after-tax charge (including $5MM of reengineering costs) related to the exit of certain AEB operations not sold.

AMERICAN EXPRESS COMPANY
FULL YEAR 2009 OVERVIEW
U.S. CARD SERVICES

Condensed Statements of Income
(GAAP Basis)

(Preliminary)	Years Ended		Percentage
	December 31,		Inc/(Dec)
(millions)	2009	2008

Revenues
Discount revenue, net card fees and other	$9,125	$10,357	(12)%
Securitization income, net	400	1,070	(63)
Interest income	3,221	4,736	(32)
Interest expense	855	2,166	(61)
Net interest income	2,366	2,570	(8)
Total revenues net of interest expense	11,891	13,997	(15)
Provisions for losses	3,769	4,389	(14)
Total revenues net of interest expense after provisions for losses	8,122	9,608	(15)
Expenses
Marketing, promotion, rewards and cardmember services	4,266	4,837	(12)
Salaries and employee benefits and other operating expenses	3,532	3,630	(3)
Total	7,798	8,467	(8)
Pretax segment income	324	1,141	(72)
Income tax provision	75	289	(74)
Segment income	$249	$852	(71)

Statistical Information	Years Ended		Percentage
	December 31,		Inc/(Dec)
	2009	2008
Card billed business (billions)	$339.4	$382.0	(11)%
Average basic cardmember spending* (dollars)	$10,957	$11,594	(5)

* Proprietary cards only.

-	Billed Business: The 11% decrease in billed business reflects the lower average spending per proprietary basic cards-in-force and the reduced basic cards-in-force level.
--	Within the U.S. consumer business, billed business decreased 10%; small business volumes declined by 13%.

P&L Discussion:

•	Segment Income: Decreased 71% to $249MM, as total revenues net of interest expense declined 15%, provisions for losses decreased 14% and expenses declined by 8%.

-	2009 included $12MM ($8MM after-tax) of net costs related to the Company’s reengineering initiatives.

-	2008 included:
--	$96MM ($60MM after-tax) of the 4Q‘08 Delta-related charge to the Company's MR balance sheet reserve; and
--	$30MM ($20MM after-tax) of total reengineering costs, primarily reflecting the Company’s 4Q‘08 reengineering initiatives.

-	Pretax Margin: Was 2.7% in 2009 compared with 8.2% in 2008.

-	Effective Tax Rate: Was 23% in 2009 compared with 25% in 2008. The rates in both years reflect benefits related to the resolution of certain prior years’ tax items.

•
Discount Revenue, Net Card Fees and Other: Decreased 12%, due to lower billed business volumes, reduced other commissions and fees, decreased net card fees, lower other revenues and reduced travel commissions and fees.

•
Securitization Income, Net:  Decreased 63% to $400MM, primarily due to lower excess spread, net, driven by increased write-offs and a decrease in interest income on cardmember loans and fee revenues.  These unfavorable impacts were partially offset by a decrease in interest expense due to lower coupon rates paid on variable-rate investor certificates, as well as a $250MM favorable fair value adjustment of the I/O Strip, which consisted of a charge of $12MM in 2009 and a charge of $262MM in 2008.

AMERICAN EXPRESS COMPANY
FULL YEAR 2009 OVERVIEW
U.S. CARD SERVICES

•
Interest Income:  Decreased 32%, due to a decline of 29% in the average owned lending balance and a lower portfolio yield, driven by reduced market interest rates and the impact of various customer assistance programs, as well as the movement of liquidity-related investment income to the Corporate & Other segment in 1Q‘09.  These items were partially offset by the benefit of certain repricing initiatives during 2009.

•
Interest Expense:  Decreased 61%, due to a lower market interest rate-driven cost of funds and reduced average owned cardmember lending and receivable balances, as well as the movement of liquidity-related interest expense to the Corporate & Other segment.

•
Provisions for Losses:  Decreased 14%, principally due to a lower average loan and receivable balance and improving charge card credit indicators, partially offset by a higher lending write-off level versus 2008.

-	Credit Quality
--	The charge card net write-off rate was 3.8% in 2009 versus 3.6% last year.*
--	The lending net write-off rate was 9.1% in 2009 versus 5.8% last year. **

*
There are no off-balance sheet Charge Card securitizations.  Therefore, all credit quality statistics for the Charge Card portfolio are on an “Owned Basis”.  ** Owned Basis.  See page 33 for “Managed Basis” Cardmember lending information.

•
Marketing, Promotion, Rewards and Cardmember Services Expenses:  Decreased 12%, due to lower rewards costs, reduced marketing and promotion expenses and the 4Q‘08 Delta-related charge to the MR balance sheet reserve.

•
Salaries and Employee Benefits and Other Operating Expenses:  Decreased 3%, reflecting the benefits from reengineering activities and lower net charges during 2009 associated with reengineering initiatives, the favorable impact in 2008 related to fair value hedge ineffectiveness and the 4Q‘08 costs related to the Delta contract extension.

AMERICAN EXPRESS COMPANY
FULL YEAR 2009 OVERVIEW
U.S. CARD SERVICES

Managed Basis
The following information reconciles the GAAP basis presentation for certain USCS income statement line items to the Managed Basis presentation, where different.  See page 17 for a discussion of “Managed Basis” results:

(millions)	Years Ended		Percentage
	December 31,		Inc/(Dec)
	2009	2008
• Discount revenue, net card fees and other:
Reported for the period (GAAP)	$9,125	$10,357	(12)%
Securitization adjustments	331	400	(17)
Managed discount revenue, net card fees and other	$9,456	$10,757	(12)

• Interest income:
Reported for the period (GAAP)	$3,221	$4,736	(32)
Securitization adjustments	3,097	3,512	(12)
Managed interest income	$6,318	$8,248	(23)

• Securitization income, net:
Reported for the period (GAAP)	$400	$1,070	(63)
Securitization adjustments	(400)	(1,070)	(63)
Managed securitization income, net	$-	$-	-

• Interest expense:
Reported for the period (GAAP)	$855	$2,166	(61)
Securitization adjustments	244	830	(71)
Managed interest expense	$1,099	$2,996	(63)

• Provisions for losses:
Reported for the period (GAAP)	$3,769	$4,389	(14)
Securitization adjustments	2,573	2,002	29
Managed provisions for losses	$6,342	$6,391	(1)

Managed P&L Discussion

•
Discount Revenue, Net Card Fees and Other:  Decreased 12%, due to lower billed business volumes, reduced other commissions and fees, decreased net card fees, lower other revenues and reduced travel commissions and fees.

•
Interest Income: Decreased 23%, due to a decline of 14% in the average managed lending balance and a lower portfolio yield, driven by reduced market interest rates and the impact of various customer assistance programs, partially offset by the benefit of certain repricing initiatives during 2009.  The decline also reflects the movement of liquidity-related investment income to the Corporate & Other segment in 1Q‘09.

•
Interest Expense:  Decreased 63%, due to a lower market interest rate-driven cost of funds and lower average managed cardmember lending and receivable balances, as well as the movement of liquidity-related interest expense to the Corporate & Other segment.

•
Provisions for Losses:  Decreased 1%, driven by a lower average loan and receivable balance and improved charge card credit performance,  partially offset by a higher lending write-off level versus 2008.

-	Cardmember Lending: *
--	The lending net write-off rate was 8.7% in 2009 versus 5.5% last year.

*	Managed Basis. There are no off-balance sheet Charge Card securitizations. Therefore, all credit quality statistics for the Charge Card portfolio are on an “Owned Basis”.

AMERICAN EXPRESS COMPANY
FULL YEAR 2009 OVERVIEW
INTERNATIONAL CARD SERVICES

Condensed Statements of Income
(GAAP Basis)

(Preliminary)	Years Ended		Percentage
	December 31,		Inc/(Dec)
(millions)	2009	2008

Revenues
Discount revenue, net card fees and other	$3,404	$3,758	(9)%
Interest income	1,588	1,984	(20)
Interest expense	509	961	(47)
Net interest income	1,079	1,023	5
Total revenues net of interest expense	4,483	4,781	(6)
Provisions for losses	1,211	1,030	18
Total revenues net of interest expense after provisions for losses	3,272	3,751	(13)
Expenses
Marketing, promotion, rewards and cardmember services	1,221	1,453	(16)
Salaries and employee benefits and other operating expenses	1,821	2,145	(15)
Total	3,042	3,598	(15)
Pretax segment income	230	153	50
Income tax benefit	(73)	(198)	(63)
Segment income	$303	$351	(14)

Statistical Information	Years Ended		Percentage
	December 31,		Inc/(Dec)
	2009	2008
Card billed business (billions)	$94.9	$106.1	(11)%
Average basic cardmember spending* (dollars)	$8,758	$9,292	(6)

*	Proprietary cards only.

-	Billed Business: The 11% decrease in billed business reflects a 6% decrease in average spending per proprietary basic cards-in-force and an 8% decrease in basic cards-in-force.
--
Adjusting for the impacts of foreign exchange translation, billed business decreased 4% and average spending per proprietary basic cards-in-force increased 1%.  Volume comparisons within the major geographic regions ranged from a low-single-digit increase in Latin America to mid-single-digit decreases in Asia Pacific, Europe and Canada.

P&L Discussion

•
Segment Income:  Decreased 14% to $303MM, as total revenues net of interest expense decreased 6%, provisions for losses increased 18% and expenses decreased by 15%.  Both the revenue and expense comparisons were influenced by the translation impact of a stronger dollar during the year.

-	2009 and 2008 included $4MM ($3MM after-tax) and $83MM ($54MM after-tax), respectively, of net costs related to the Company’s reengineering initiatives.

-	Pretax Margin: Was 5.1% in 2009 compared with 3.2% in 2008.

-
Effective Tax Rate:  The tax rate was not meaningful in 2009 and 2008.  The tax credits in both periods reflect the impact of recurring tax benefits on varying pretax income. As indicated in previous quarters, this segment reflects the favorable impact of the consolidated tax benefit related to its ongoing funding activities outside the U.S., which is allocated to ICS under the Company’s internal tax allocation process and is likely to continue going forward, because Congress is expected to extend the law that provides the basis for the benefit.

AMERICAN EXPRESS COMPANY
FULL YEAR 2009 OVERVIEW
INTERNATIONAL CARD SERVICES

•
Discount Revenue, Net Card Fees and Other:  Decreased 9%, driven primarily by the lower level of card spending, decreased other commissions and fees, lower other revenues and reduced travel commissions and fees, partially offset by an increase in net card fees.

•	Interest Income: Decreased 20% on an 18% reduction in average loans and lower interest on bank and other deposits, partially offset by a higher cardmember loan portfolio yield.

•	Interest Expense: Decreased 47% on lower average loan and receivable balances, as well as a decreased cost of funds.

•	Provisions for Losses: Increased 18%, primarily reflecting a higher lending reserve level.

-	Credit Quality*
--	The charge card loss ratio was 0.36% in 2009 versus 0.24% last year.
--	The lending write-off rate was 6.8% in 2009 versus 4.8% last year.

*
There are no off-balance sheet charge card and currently no off-balance sheet international lending securitizations.  Therefore, all credit quality statistics for the charge card and lending portfolio are on an “Owned Basis”.

•	Marketing, Promotion, Rewards and Cardmember Services Expenses: Decreased 16%, reflecting reduced marketing and promotion expenses through the first nine months of 2009 and lower rewards costs.

•
Salaries and Employee Benefits and Other Operating Expenses:  Decreased 15%, primarily due to benefits from the Company’s reengineering activities and lower net charges during 2009 related to reengineering initiatives.

AMERICAN EXPRESS COMPANY
FULL YEAR 2009 OVERVIEW
GLOBAL COMMERCIAL SERVICES

Condensed Statements of Income
(GAAP Basis)

(Preliminary)	Years Ended		Percentage
	December 31,		Inc/(Dec)
(millions)	2009	2008

Revenues
Discount revenue, net card fees and other	$4,157	$5,081	(18)%
Interest income	61	168	(64)
Interest expense	172	553	(69)
Net interest income	(111)	(385)	(71)
Total revenues net of interest expense	4,046	4,696	(14)
Provisions for losses	177	231	(23)
Total revenues net of interest expense after provisions for losses	3,869	4,465	(13)
Expenses
Marketing, promotion, rewards and cardmember services	332	377	(12)
Salaries and employee benefits and other operating expenses	2,969	3,395	(13)
Total	3,301	3,772	(12)
Pretax segment income	568	693	(18)
Income tax provision	178	188	(5)
Segment income	$390	$505	(23)

Statistical Information	Years Ended		Percentage
	December 31,		Inc/(Dec)
	2009	2008
Card billed business (billions)	$111.2	$129.2	(14)%
Average basic cardmember spending* (dollars)	$15,544	$18,527	(16)

*	Proprietary cards only.

-	Billed Business: The 14% decrease in billed business reflects a 16% decline in average spending per proprietary basic cards-in-force.
--
Adjusting for the impacts of foreign exchange translation: Billed business and average spending per proprietary basic cards-in-force decreased 11% and 13%, respectively.  Volume decreases of 11% within the U.S. compared to results within other major geographic regions including mid-teen declines in Europe and Asia Pacific, a low-double-digit decrease in Canada, and a mid-single-digit increase in Latin America.

P&L Discussion

•
Segment Income:  Decreased 23% to $390MM as total revenues net of interest expense decreased 14%, provisions for losses decreased by 23% and expenses declined by 12%.  Both the revenue and expense comparisons were influenced by the translation impact of a stronger dollar during the year.

-	2009 included $101MM ($65MM after-tax) of net costs related to the Company’s reengineering initiatives.

-	2008 included:
--	$138MM ($89MM after-tax) of net reengineering costs, primarily reflecting the Company’s 4Q‘08 reengineering initiatives; and
--	$10MM ($6MM after-tax) of the 4Q‘08 Delta-related charge to the MR balance sheet reserve.

-	Pretax Margin: Was 14.0% in 2009 compared with 14.8% in 2008.

-	Effective Tax Rate: Was 31% in 2009 compared with 27% in 2008.

•
Discount Revenue, Net Card Fees and Other:  Decreased 18%, driven primarily by lower travel commissions and fees, the reduced level of card spending, decreased other revenues and reduced other commissions and fees.

AMERICAN EXPRESS COMPANY
FULL YEAR 2009 OVERVIEW
GLOBAL COMMERCIAL SERVICES

•	Interest Income: Decreased 64%, driven by lower rates within deposit-related income.

•	Interest Expense: Decreased 69%, primarily due to a lower cost of funds and average receivable balance, partially offset by the cost of funding the CPS acquisition last year.

•	Provisions for Losses: Decreased 23%, driven primarily by improving credit trends as 2009 progressed.

-	Credit Quality: *
--	The charge card loss ratio was 0.19% in 2009 versus 0.13% last year.

*	There are no off-balance sheet charge card securitizations. Therefore, all credit quality statistics for the charge card portfolio are on an “Owned Basis”.

•	Marketing, Promotion, Rewards and Cardmember Services Expenses: Decreased 12%, primarily reflecting lower rewards costs in 2009 and the 4Q‘08 Delta-related charge to the MR balance sheet reserve.

•
Salaries and Employee Benefits and Other Operating Expenses: Decreased 13%, reflecting the benefits from the Company’s reengineering activities and lower net charges during 2009 associated with reengineering initiatives.

AMERICAN EXPRESS COMPANY
FULL YEAR 2009 OVERVIEW
GLOBAL NETWORK & MERCHANT SERVICES

Condensed Statements of Income
(GAAP Basis)

(Preliminary)	Years Ended		Percentage
	December 31,		Inc/(Dec)
(millions)	2009	2008

Revenues
Discount revenue, fees and other	$3,625	$3,875	(6)%
Interest income	6	5	20
Interest expense	(85)	(222)	(62)
Net interest income	91	227	(60)
Total revenues net of interest expense	3,716	4,102	(9)
Provisions for losses	135	127	6
Total revenues net of interest expense after provisions for losses	3,581	3,975	(10)
Expenses
Marketing and promotion	521	553	(6)
Salaries and employee benefits and other operating expenses	1,679	1,932	(13)
Total	2,200	2,485	(11)
Pretax segment income	1,381	1,490	(7)
Income tax provision	483	495	(2)
Segment income	$898	$995	(10)

Statistical Information	Years Ended		Percentage
	December 31,		Inc/(Dec)
	2009	2008
Global card billed business* (billions)	$619.8	$683.3	(9)%

Global Network Services:
Card billed business (billions)	$71.8	$67.4	7

*	Includes activities related to proprietary cards (including cash advances), cards issued under network partnership agreements, and certain insurance fees charged on proprietary cards.

P&L Discussion

•
Segment Income: Decreased 10% to $898MM, as total revenues net of interest expense declined 9%, provisions for losses increased by $8MM and expenses decreased by 11%.  Both the revenue and expense comparisons were influenced by the translation impact of a stronger dollar during the year.

-	2009 and 2008 included $22MM ($14MM after-tax) and $31MM ($20MM after-tax), respectively, of net costs related to the Company’s reengineering initiatives.

-	Pretax Margin: Was 37.2% in 2009 compared with 36.3% in 2008.

-	Effective Tax Rate: Was 35% in 2009 compared with 33% in 2008.

•
Discount Revenue, Fees and Other Revenue:  Decreased 6%, primarily reflecting a decline in merchant-related revenues, driven by the 9% decrease in global card billed business, partially offset by higher GNS-related revenues.

•	Interest Income: Increased $1MM.

•
Interest Expense:  The expense credit decreased 62% due to lower volumes and a lower rate-driven interest credit related to internal transfer pricing which recognizes the merchant services’ accounts payable-related funding benefit.

•	Provisions for Losses: Increased $8MM.

•	Marketing and Promotion Expenses: Decreased 6%, reflecting lower brand and merchant-related marketing costs during the first nine months of 2009.

•	Salaries and Employee Benefits and Other Operating Expenses: Decreased 13%, primarily reflecting the benefits from the Company’s reengineering initiatives.

INFORMATION RELATED TO FORWARD-LOOKING STATEMENTS
This report includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties. The forward-looking statements, which address the Company’s expected business and financial performance, among other matters, contain words such as “believe,” “expect,” “anticipate,” “optimistic,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely,” and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no obligation to update or revise any forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the Company’s ability to manage credit risk related to consumer debt, business loans, merchants and other credit trends, which will depend in part on (i) the economic environment, including, among other things, the housing market, the rates of bankruptcies and unemployment, which can affect spending on card products, debt payments by individual and corporate customers and businesses that accept the Company’s card products, (ii) the effectiveness of the Company’s credit models and (iii) the impact of recently enacted statutes and proposed legislative initiatives affecting the credit card business, including, without limitation, The Credit Card Accountability Responsibility and Disclosure Act of 2009; the impact of the Company’s efforts to deal with delinquent cardmembers in the current challenging economic environment, which may affect payment patterns of cardmembers and the perception of the Company’s services, products and brands; the Company’s near-term write-off rates, including those for 2010, which will depend in part on changes in the level of the Company’s loan balances, delinquency rates of cardmembers, unemployment rates and the volume of bankruptcies; differences between owned (i.e., GAAP) and managed write-off rates, which can be impacted by factors such as the various types of customer accounts in the portfolios of the Company and the lending securitization trust; consumer and business spending on the Company’s credit and charge card products and Travelers Cheques and other prepaid products and growth in card lending balances, which depend in part on the economic environment, and the ability to issue new and enhanced card and prepaid products, services and rewards programs, and increase revenues from such products, attract new cardmembers, reduce cardmember attrition, capture a greater share of existing cardmembers’ spending, and sustain premium discount rates on its card products in light of regulatory and market pressures, increase merchant coverage, retain cardmembers after low introductory lending rates have expired, and expand the Global Network Services business; the write-off and delinquency rates in the medium- to long-term of cardmembers added by the Company during the past few years, which could impact their profitability to the Company; the Company’s ability to effectively implement changes in the pricing of certain of its products and services; fluctuations in interest rates (including fluctuations in benchmarks, such as LIBOR and other benchmark rates, and credit spreads), which impact the Company’s borrowing costs, return on lending products and the value of the Company’s investments; the actual amount to be spent by the Company on marketing, promotion, rewards and cardmember services based on management’s assessment of competitive opportunities and other factors affecting its judgment; the ability to control and manage operating, infrastructure, advertising and promotion expenses as business expands or changes, including the ability to accurately estimate the provision for the cost of the Membership Rewards program; fluctuations in foreign currency exchange rates; the Company’s ability to grow its business and generate excess capital and earnings in a manner and at levels that will allow the Company to return a portion of capital to shareholders, which will depend on the Company’s ability to manage its capital needs, and the effect of business mix, acquisitions and rating agency and regulatory requirements, including those arising from the Company’s status as a bank holding Company; the ability of the Company to meet its objectives with respect to the growth of its brokered retail CD program, brokerage sweep account program and the direct deposit initiative; the success of the Global Network Services business in partnering with banks in the United States, which will depend in part on the extent to which such business further enhances the Company’s brand, allows the Company to leverage its significant processing scale, expands merchant coverage of the network, provides Global Network Services’ bank partners in the United States the benefits of greater cardmember loyalty and higher spend per customer, and merchant benefits such as greater transaction volume and additional higher spending customers; the ability of the Global Network Services business to meet the performance requirements called for by the Company’s settlements with MasterCard and Visa; trends in travel and entertainment spending and the overall level of consumer confidence; the uncertainties associated with business acquisitions, including, among others, the failure to realize anticipated business retention, growth and cost savings, as well as the ability to effectively integrate the acquired business into the Company’s existing operations; the success, timeliness and financial impact (including costs, cost savings, and other benefits, including increased revenues), and beneficial effect on the Company’s operating expense to revenue ratio, both in the short-term (including during 2010) and over time, of reengineering initiatives being implemented or considered by the Company, including cost management, structural and strategic measures such as vendor, process, facilities and operations consolidation, outsourcing (including, among others, technologies operations), relocating certain functions to lower-cost overseas locations, moving internal and external functions to the internet to save costs, and planned staff reductions relating to certain of such reengineering actions; the Company’s ability to reinvest the benefits arising from such reengineering actions in its businesses; bankruptcies, restructurings, consolidations or similar events  affecting the airline or any other industry representing a significant portion of the Company’s billed business, including any potential negative effect on particular card products and services and billed business generally that could result from the actual or perceived weakness of key business partners in such industries; the triggering of obligations to make payments to certain co-brand partners, merchants, vendors and customers under contractual arrangements with such parties under certain circumstances; a downturn in the Company’s businesses and/or negative changes in the Company’s and its subsidiaries’ credit ratings, which could result in contingent payments under contracts, decreased liquidity and higher borrowing costs; the ability of the Company to satisfy its liquidity needs and execute on its funding plans, which will depend on, among other things, the Company’s future business growth, its credit ratings, market capacity and demand for securities offered by the Company, performance by the Company’s counterparties under its bank credit facilities and other lending facilities, regulatory changes, including changes to the policies, rules and regulations of the Board of Governors of the Federal Reserve System and the Federal Reserve Bank of San Francisco, the Company’s ability to securitize and sell receivables and the performance of receivables previously sold in securitization transactions; accuracy of estimates for the fair value of the assets in the Company’s investment portfolio and, in particular, those investments that are not readily marketable, including the valuation of the interest-only strip relating to the Company’s lending securitizations and the ability of our charge card and lending trusts to maintain excess spreads at levels sufficient to avoid material set-asides or early amortization of our charge card and lending securitizations, which will depend on various factors such as income derived from the relevant portfolios and their respective credit performances; the increase in excess spread resulting from the designation of discount option receivables with respect to the American Express Credit Account Master Trust, which will depend in part on the monthly principal payment rate posted to accounts in, and the credit performance of, the securitized lending portfolio; the Company’s ability to invest in technology advances across all areas of its business to stay on the leading edge of technologies applicable to the payment industry; the Company’s ability to attract and retain executive management and other key employees; the Company’s ability to protect its intellectual property rights (IP) and avoid infringing the IP of other parties; the potential negative effect on the Company’s businesses and infrastructure, including information technology, of terrorist attacks, natural disasters or other catastrophic events in the future; political or economic instability in certain regions or countries, which could affect lending and other commercial activities, among other businesses, or restrictions on convertibility of certain currencies; changes in laws or government regulations; the potential impact of The Credit Card Accountability Responsibility and Disclosure Act of 2009 and regulations recently adopted by federal bank regulators relating to certain credit and charge card practices, including, among others, the imposition by card issuers of interest rate increases on outstanding balances and the allocation of payments in respect of outstanding balances with different interest rates, which could have an adverse impact on the Company’s net income; accounting changes, including the January 2010 implementation of changes to the accounting of off-balance sheet activities or other potential regulatory interpretations in this area, which has resulted in the Company’s now having to consolidate the assets and liabilities of the lending securitization trust, thereby requiring the Company to reestablish loss reserves, which has in turn resulted in a reduction to the Company’s regulatory capital ratios and will also result in a change with respect to the presentation of its financial statements beginning in the first quarter of 2010, and which also could result in lower credit ratings on securities issued by the Company’s off-balance sheet securitization trusts as a result of the uncertainty with respect to the ability of rating agencies to continue to rely on the FDIC’s safe harbor rule regarding the isolation of securitized assets in the event of a sponsoring bank’s receivership or conservatorship, which in turn could adversely impact the Company’s ability to utilize securitizations as a component of its funding strategy; outcomes and costs associated with litigation and compliance and regulatory matters; and competitive pressures in all of the Company’s major businesses. A further description of these and other risks and uncertainties can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2009, and the Company’s other reports filed with the SEC.